AS FILED WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2025

_______________

REGISTRATION NO. 333-284628

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amendment No. 4

_________________

TV Channels Network Inc.

(Exact name of registrant as specified in its charter)

_________________

Nevada	7370	88-3851932
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

7582 Las Vegas Blvd. South

Las Vegas, Nevada 89123

(Address of Principal Executive Offices) (Zip Code)

(702) 721-9915

(Registrant’s telephone number, including area code)

Darryl Payne

7582 Las Vegas Blvd. South

Las Vegas, Nevada 89123

Phone:  (702) 721-9915

E-mail: TVChannelsNetwork1@gmail.com

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

Thomas C. Cook, Esq.

The Law Offices of Thomas C. Cook

10470 W. Cheyenne Avenue Suite 115, PMB 303

Las Vegas, Nevada 89129

Phone:  (702) 524-9151

E-mail:  tccesq@aol.com

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•Public Offering Prospectus. A prospectus to be used for the public offering of 1,250,000 shares of common stock of the registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

•Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 2,550,550 shares of common stock of the Registrant (the “Resale Prospectus”)

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•they contain different front covers;

•they contain different Offering sections in the Prospectus Summary;

•they contain different Use of Proceeds sections;

•the Capitalization and Dilution sections are deleted from the Resale Prospectus;

•a Selling Stockholders section is included in the Resale Prospectus;

•the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place; and

•the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the U. S. Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______________, 2025

PROSPECTUS

TV Channels Network Inc.

This is an initial public offering of our common stock. We are offering 1,250,000 shares of our common stock, assuming a public offering price of $5.00 per share (which is the midpoint of the estimated range of the public offering price). We currently estimate that the public offering price will be between $4.00 and $6.00 per share. We have agreed to sell to the Representative, on the applicable closing date of this offering, warrants in an amount equal to 6% of the aggregate number of shares of common stock sold by us in this offering (the "Representative's Warrants") (not including over-allotment shares), and are thus also registering Representative Warrants and the shares issuable upon exercise of those warrants.  Concurrently, we are registering 2,550,550 shares of common stock, par value $0.001 per share, of TV Channels Network Inc. that may be sold from time to time by the selling stockholders named in a separate resale prospectus.  The resale offering is not conditioned on either the completion of the public offering or being approved for listing on Nasdaq.  The selling shareholders may offer and sell their shares at prices below the price of the shares in the public offering.

TV Channels Network Inc. is a Nevada based music and entertainment technology company whose primary business is providing Streaming services to subscribers. We are currently a development stage company, and have yet to generate any revenue.  Our auditors have raised doubt about our ability to continue as a going concern. We intend to offer 100 Live Linear Concert Channels, Video on Demand, and various Live TV Channels as an AVOD/TVOD Service. TV Channels Network Inc. is preparing to become the next major entertainment content provider. Our goal is to create a conglomerate in many facets. Being a diversified entertainment business with multiple sources of income should allow us to earn positive returns. Moreover, TVCN, having already secured quality live concert titles, has a solid base for future profits to the benefit of our partners and investor.

Currently, there is no public market for our common stock. We have applied to list our common stock on the Nasdaq Capital Market, under the symbol “TVCN.” We cannot guarantee that our common stock will be approved for listing on the Nasdaq Capital Market, and if our application is not approved, this offering cannot be completed.

After completion of this offering, public investors in the public offering will own approximately 3.2% of our outstanding shares of common stock, other investors will own approximately 12.6% of our outstanding shares of common stock, and approximately 84.6% of our outstanding common stock will be deemed to be owned by Darryl Payne.  Accordingly, we are a “controlled company” under Nasdaq corporate governance rules and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions.  See “Risk Factors - We will be a ‘controlled company’ within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 25 for more information.

Investing in our common stock involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 15 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL (4)
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds, before expenses, to us(3)	$	$

(1)The initial public offering price per share is assumed as $5.00 per share, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)We have agreed to pay the underwriter a discount equal to 7.5% of the gross proceeds of the offering. We have agreed to sell to the Representative, on the applicable closing date of this offering, warrants in an amount equal to 6% of the aggregate number of shares of common stock sold by us in this offering (the “Representative’s Warrants”) (not including over-allotment shares). For a description of other terms of the Representative’s Warrants and a description of the other compensation to be received by the Underwriter, see “Underwriting” beginning on page 79.

(3)Excludes fees and expenses payable to the Underwriter. The total amount of Underwriter’s expenses related to this offering is set forth in the section entitled “Underwriting.”

(4)Assumes that the Underwriter does not exercise any portion of their over-allotment option.

We expect our total cash expenses for this offering (including cash expenses payable to our Underwriter for its out-of-pocket expenses) to be approximately $200,000, exclusive of the above discounts. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting” beginning on page  __.

This offering is being conducted on a firm commitment basis. The underwriter, Craft Capital Management, LLC (the “Underwriter”), is obligated to take and pay for all of the shares of common stock if any such shares of common stock are taken. We have granted the Underwriter an option for a period of 45 days after the closing of this offering to purchase up to 15% of the total number of our shares of common stock to be offered by us pursuant to this offering (excluding shares of common stock subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable will be $[ ] based on the estimated offering price of $5.00 per share, and the total gross proceeds to us, before underwriting discounts and commissions expenses, will be $[ ]. If we complete this offering, net proceeds will be delivered to us on the applicable closing date.

The Underwriter expects to deliver the shares of common stock against payment as set forth under “Underwriting”, on or about [ ], 2025.

Neither the U. S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

CRAFT CAPITAL MANAGEMENT, LLC

The date of this prospectus is __________________, 2025

v

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this Prospectus.  This summary does not contain all the information that may be important to you.  You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page 3.  References to “we,” “us,” “our,” “TV Channels Network Inc.,” or the “Company” mean TV Channels Network Inc.

Forward-Looking Statements

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend, and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this Prospectus.

Our Company

TV Channels Network Inc. is a Nevada based music and entertainment technology company whose primary business is providing Streaming services to subscribers. We are currently a development stage company, and have yet to generate any revenue.  Our auditors have raised doubt about our ability to continue as a going concern.  We intend to offer 100 Live Linear Concert Channels, Video on Demand, and various Live TV Channels as an AVOD/TVOD Service. TV Channels Network Inc. is preparing to become the next major entertainment content provider. Our goal is to create a conglomerate in many facets. Being a diversified entertainment business with multiple sources of income should allow us to earn positive returns. Moreover, TVCN, having already secured quality live concert titles, has a solid base for future profits to the benefit of our partners and investors.

Public Market

TV Channels Network Inc. common shares are not currently traded on any recognized stock exchange or trading platform. We intend to list our common stock on NASDAQ.  There is no assurance that our listing application will be approved by Nasdaq. The approval of our listing on Nasdaq is a condition of closing. If our application to Nasdaq is not approved or we otherwise determine that we will not be able to secure the listing of the common stock on Nasdaq, we will not complete the offering.

Common Stock Outstanding. 40,191,850 shares of common stock, par value $0.001.

Preferred Stock Outstanding. To date, there have been no issuances of the preferred stock of the Company.

Risks. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only and currently no market for the common shares exists. (See “Risk Factors”).

Use of Proceeds. The net proceeds of this offering will be used primarily for the following purposes: operations, software development, computer equipment, intellectual property, legal and accounting fees, offering expenses, marketing, and advertising and general working capital. (See “Use of Proceeds”).

Implications of Being an “Emerging Growth Company

As a public reporting company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

•are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis);

•are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations, or MD&A;

•are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•are exempt from any PCAOB rules relating to mandatory audit firm rotation and any requirement to include an auditor discussion and analysis narrative in our audit report.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. A smaller reporting company is defined as an issuer that is not an investment company, an asset backed issuer, or a majority owned subsidiary of a parent that is not a smaller reporting company and that (1) had a public float of less than $250 million, or (2) had an annual revenue of less than $100 million and either (i) no public float or (ii) a public float of less than $700 million.  For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

Under the JOBS Act, we may take advantage of these reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.0 billion in annual revenues, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. Furthermore, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we (1) have a public float (i.e., the market value of common equity held by non-affiliates) of less than $75 million as of the last business day of our most recently completed second fiscal quarter; or (2) for so long as we have a public float of zero, have annual revenues of less than $50 million during our most recently completed fiscal year.

Investors should be aware that we will be subject to the “Penny Stock” rules adopted by the Securities and Exchange Commission, which regulate broker-dealer practices in connection with transactions in Penny Stocks. These regulations may have the effect of reducing the level of trading activity, if any, in the secondary market for our stock, and investors in our common stock may find it difficult to sell their shares.  Please see the disclosures under “Penny Stock Regulations” on Page 28 of this Prospectus for more information.

Our principal offices are located at 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123.  Our telephone number is:  (702) 721-9915.

The Offering

Securities Offered:

Offering Price

We currently estimate that the public offering price will be between $[ ] and $[ ] per share. For purposes of this prospectus, the assumed public offering price per share is $[ ], the midpoint of the anticipated price range. The actual offering price per share will be as determined between the underwriter and us based on market conditions at the time of pricing. Therefore, the assumed offering price used throughout this prospectus may not be indicative of the final offering price.

Shares Offered	1,250,000 shares of common stock (or 1,437,500 shares if the underwriter exercises the over-allotment option in full).

Shares Outstanding Before the Offering:	40,191,850 shares of common stock.

Shares Outstanding After the Offering:	41,441,850 shares of common stock (or 41,629,350 shares if the underwriter exercises the over-allotment option in full).

Over-allotment option:

We have granted to the underwriter a 45-day option to purchase from us up to an additional 15% of the shares sold in the offering (187,500 additional shares) at the initial public offering price, less the underwriting discounts and commissions.

Use of Proceeds

We expect to receive net proceeds of approximately $[ ] from this offering (or approximately $[ ] if the underwriters exercise their over-allotment option in full), assuming an initial public offering price of $[ ] per share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus) and no exercise of the underwriters’ over-allotment option, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering to purchase advertisement, develop our website, and purchase further equipment needed for operations, expenses associated with becoming a public company; and general corporate and working capital purposes. See “Use of Proceeds” section for more information on the use of proceeds.

Lock-up

We, all of our directors and officers, our majority shareholder, and other shareholders holding over 5% of our common stock, have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of twelve months after the closing of this offering. The underwriters have agreed to waive the lock-up requirement for shares of common stock being sold by the selling stockholders named in the Resale Prospectus. See “Underwriting” for more information.

Proposed trading market and symbol

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “TVCN.” We believe that upon the completion of this offering, we will meet the standards for listing on Nasdaq. The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market.

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

The summary information below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the December 31, 2024 audited financial statements and notes and the audited and restated December 31, 2023 financial statements and notes thereto included elsewhere in this Prospectus.

Balance Sheet Data
	December 31, 2024 (audited)	December 31, 2023 (audited)
ASSETS		(restated)
Cash and equivalents	$266	$374
Operating lease, right of use asset	$194,567	$244,837
Deposits	$5,550	$5,550

Total Assets	$200,383	$250,761

LIABILITIES
Accounts Payable	$204,582	$65,908
Operating lease liability - current portion	$56,446	$50,240
Operating lease liability	$152,246	$208,692

Total liabilities	$413,274	$324,840

Income Statement Data
	For the years ended
	December 31, 2024 (audited)	December 31, 2023 (audited)
		(restated)
Net revenue	$-	$-

Total operating expenses	$138,812	$73,132

Loss from operations	$(138,812)	$(73,132)

Total other expenses	$-	$500

Net loss	$(138,812)	$(73,632)

SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

•We have a limited operating history.

•We have limited revenue-producing operations and may need additional capital.

•The internet-based entertainment business is highly competitive, and many of our competitors have greater resources than we do.

•Significant expansion will be required to address potential growth in our customer base.

•Dependence on management and key personnel.

•Possible inability to find suitable employees.

•It is likely that we will need to conduct further nonpublic sales of our securities.

•The offering price of the common shares offered hereunder has been arbitrariliy determined and bears no relationship to any objective criterion of value.

•We may experience significant losses from operations.

•There has been no public market for our common stock prior to this offering, and an active market in which investors can resell their shares of our common stock may not develop.

•We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain listing of our common stock on Nasdaq.

•If our common shares are not approved for listing by Nasdaq, and we proceed with the resale offering, there may be negative impact to your shares

•Listing our common stock on a securities exchange will likely increase our regulatory burden.

•The market price of our common stock may fluctuate, and you could lose all or part of your investment.

•We do not anticipate paying cash dividends in the foreseeable future.

•The application of the net proceeds of this offering is substantially within the discretion of management.

•There has been no independent valuation of our stock, which means that our common stock may be worth less than the offering price in the offering..

•The offering price of the primary offering and the resale offering could differ.

•The resale by the selling stockholders may cause the market price of our common stock to decline.

•The Company is entirely dependent on its internet content for digital broadcast for use by television, computers and mobile devises, and our future revenue depends on its commercial success.

•Any fasilure of our telecommunications providers to provide required transmission capacity to us could result in interruptions in our service.

•Our business will suffer if the business is not able to scale its network as demand increases.

•Our business may suffer if we do not respond to technological changes.

•If we fail to promote and maintain its brand in the market, our business, operating results, financial condition, and our ability to attract customers will be materially adversely affected.

•If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to us, our business could be adversely affected.

•If our efforts to attract and retain members are not successful, our business will be adversely affected

•If we are unable to compete effectively, our business will be adversely affected.

•The long-term and fixed cost nature of our content licenses may limit our operating flexibility and could adversely affect our liquidity and results of operation.

•If our efforts to build a strong brand identity and improve member satisfaction and loyalty are not successful, we may not be able to attract or retain members, and our operating results may be adversely affected..

•We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through our service.

•If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to us, our business could be adversely affected.

•If governmet regulations relating to the Internet or other areas of our business change, we may need to alter the way we conduct our business or incur greater operating expenses.

•Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact on our business.

•Increases in payment processing fees, changes in operating rules, the acceptance of new types of payment methods or payment fraud could increase our operating expenses and adversely affect our business and results of operations.

•If the market segment for online entertainment video saturates, our business will be adversely affected.

•Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, streaming technology, our recommendations, and merchandising technology, title selection processes and marketing activities.

•We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

•Purchasers of our common shares will experience immediate and substantial dilution.

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks discussed in this section and all of the information contained in this Prospectus before deciding whether to purchase our common stock.

If any of the following risks actually occur, our business, financial condition, and results of operations could be harmed. An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock. If any of the following risks occur, our business, operating results, and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We Have a Limited Operating History

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s services, the ability to attract and retain a suitable client base, and the management of growth. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

We have limited revenue-producing operations and may need additional capital

The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that the money raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest.

Competition

The internet-based entertainment business is highly competitive, and the Company competes with many different types of companies that offer some form of streaming entertainment content. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

Growth Strategy Implementation: Ability to Manage Growth

The Company anticipates that significant expansion will be required to address potential growth in its customer base and market opportunities. The Company’s expansion is expected to place a significant strain on the Company’s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures, and controls and to expand, train and manage its employee base. There can be no assurance that the Company’s planned personnel, systems, procedures, and controls will be adequate to support the Company’s future operations, that management will be able to hire, train, retain, motivate, and manage required personnel or that the Company’s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition, and results of operations may be materially adversely affected.

Dependence upon Management and Key Personnel

The Company is and will be heavily dependent on the skill, acumen, and services of the management of the Company. The loss of the services of these key individuals, and certain others, for any substantial length of time, would materially and adversely affect the Company’s results of operation and financial position. (See “Management”).

Possible Inability to Find Suitable Employees

The Company’s success depends significantly on its ability to attract and retain highly qualified personnel, including retaining the services of full-time employees, part-time employees, and managers to assist the Company in the conduct and management of the Company’s business. Competition for such personnel is intense. There can be no assurance that the Company will be able to find these suitable employees or personnel, or if found, that these employees or personnel can be hired on terms favorable to the Company.

Other Nonpublic Sales of Securities Likely

As part of the Company’s plan to raise additional capital and because of the capital-intensive nature to establish a brand name on the Internet, the Company will likely make offers and sales of its common stock to qualified investors in transactions which are exempt from registration under the 1933 Act, as amended, in the future. Other offers and sales of common stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering. The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value. There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company’s discretion, such price is deemed by the Company to be reasonable under the circumstances.

Arbitrary Offering Price

The offering price of the common shares offered hereunder has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings, or net worth of the Company. In determining the offering price, the Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this Offering Circular with qualified people to determine its suitability as an investment before purchasing any shares in this offering.

We may experience significant losses from operations.

Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable in the long- term, or even for any.

There has been no public market for our common stock prior to this offering, and an active market in which investors can resell their shares of our common stock may not develop.

Prior to this offering, there has been no public market for our common stock. We have applied to list of our common stock on Nasdaq under the symbol "TVCN." The closing of this offering is contingent upon the successful listing of our common stock on the Nasdaq Capital Market. There is no guarantee that Nasdaq, or any other exchange or quotation system, will permit our common stock to be listed and traded. If we fail to obtain a listing on Nasdaq, the underwritten offering of our shares will not be completed.

Even if our common stock is approved for listing on Nasdaq, a liquid public market for our common stock may not develop. The initial public offering price for our common stock has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The price at which the common stock is traded after this offering may decline below the initial public offering price, meaning that you may experience a decrease in the value of your common stock regardless of our operating performance or prospects.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq’s listing requirements, or if we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our shareholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our common shares are not approved for listing by Nasdaq, and we proceed with the resale offering, there may be negative impact to your shares

If our common shares are not approved for listing by Nasdaq, we may still proceed with the resale offering.  Should that occur, it may materially impair our shareholders' ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.  There may be a significant decrease of the value of your investment, and you may experience increased volatility in the price of your common stock.

Listing our common stock on a securities exchange will likely increase our regulatory burden.

We have applied for the listing of our common stock under the symbol “TVCN” on the Nasdaq Capital Market. Our application has not yet been approved by Nasdaq, and there is no guarantee that our application will be approved in connection with this offering. Although to date we have not been subject to the continuous and timely disclosure requirements of exchange rules, regulations and policies of Nasdaq, we are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our shares that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on Nasdaq on a timely basis and that we will be able to achieve and maintain compliance with applicable listing requirements. In addition, compliance with reporting and other requirements applicable to public companies listed on Nasdaq will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the effects that management’s attention to these matters will have on our business.

The market price of our common stock may fluctuate, and you could lose all or part of your investment.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

•actual or anticipated variations in our periodic operating results;

•increases in market interest rates that lead investors of our common stock to demand a higher investment return;

•changes in earnings estimates;

•changes in market valuations of similar companies;

•actions or announcements by our competitors;

•adverse market reaction to any increased indebtedness we may incur in the future;

•additions or departures of key personnel;

•actions by shareholders;

•speculation in the media, online forums, or investment community; and

•our intentions and ability to list our common stock on Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our common stock has been determined by negotiations between us and the underwriters based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price. As a result, you may suffer a loss on your investment.

We do not anticipate paying cash dividends in the foreseeable future.

To date, the Company has not declared or paid any cash dividends on its stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

We will be a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Because Darryl Payne owns a majority of our common stock and will own a majority of our common stock after this offering, we will be a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as we remain a controlled company, we are permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

•an exemption from the rule that a majority of our board of directors must be independent directors;

•an exemption from the rule that our compensation committee be composed entirely of independent directors;

•an exemption from the rule that our director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although we do not intend to rely on the “controlled company” exemptions to Nasdaq’s corporate governance rules, we could elect to rely on these exemptions in the future. If we elected to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors, our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering, and you would not have the same protection afforded to shareholders of companies that are subject to Nasdaq’s corporate governance rules.

The application of the net proceeds of this offering is substantially within the discretion of the management.

Although a majority portion of the net proceeds of this Offering Circular is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on the Company’s management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering Circular will result in the Company achieving its financial and strategic objectives.

There has been no independent valuation of our stock, which means that our common stock may be worth less than the offering price in the offering.

The per share purchase price in the offering has been determined by us without independent valuation of our shares of common stock. The initial public offering price for our common stock has been determined by negotiation between us and the underwriters based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. There is no relation to the market value, book value, or any other established criteria. We did not obtain an independent appraisal opinion on the valuation of our shares. Our shares of common stock may have a value significantly less than the offering price, and the shares may never obtain a value equal to or greater than the offering price.

The offering price of the primary offering and resale offering could differ.

The offering price of our common stock in the primary offering (the initial public offering) has been determined by negotiations between the Company and the underwriter based upon several factors, including prevailing market conditions, our historical performance, estimates of our business potential and earnings prospects, and the market valuations of similar companies. The offering price in the primary offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. Additionally, the estimated offering price in the primary offering of $[ ] per share is substantially higher than the prices at which the selling stockholders acquired their shares ($1.00 and $2.00 per share), and we recently sold stock at prices ($1.00 and $2.00 per share) substantially less than the primary offering price. Our recent share issuances at prices substantially less than the primary offering price occurred while we were a non-public company, and the shares we issued were subject to transfer restrictions imposed by the Securities Act of 1933, as amended, and by lock-up restrictions, whereas shares issued in the primary offering will be issued after we are a public company and will be issued without restriction.

The selling stockholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the primary offering and listing of our common stock on the Nasdaq Capital Market. Therefore, the offering prices of our common stock in the primary offering and the resale offering could differ. As a result, purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The resale by the selling stockholders may cause the market price of our common stock to decline.

The resale of shares of our common stock by the selling stockholders in the resale offering could result in resales of our common stock by our other shareholders concerned about selling volume. In addition, the resale by the selling stockholders after expiration of the lock-up period could have the effect of depressing the market price for our common stock.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our common stock could be negatively affected.

Any trading market for our common stock may be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our common stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our common stock could be negatively affected.

The Company is Entirely Dependent on its Internet Content for Digital Broadcast for use by Televisions, Computers and Mobile Devices, and the Company’s Future Revenue Depends on Its Commercial Success

The Company’s future development and growth depends on the commercial success of the Company’s Internet Broadcast content delivery service. The Company’s streaming service, or other services under development, may not achieve widespread market acceptance. The Company has recently begun to commercially introduce its service for the delivery of digital video (with audio), and the Company’s future growth will depend, in part, on customer acceptance of this service. Failure of the Company’s current and planned services to operate as expected could delay or prevent their adoption. If the Company’s targeted customers do not purchase and successfully deploy the Company’s planned services, the Company’s revenue will not grow significantly the Company’s business, results of operations and financial condition will be seriously harmed. In addition, to the extent that the Company promotes any portion of its streaming technology as an industry standard by making it readily available to users for little or no charge, the Company may not receive revenue that might otherwise have been received by the Company.

The Internet Content Delivery Market for Television, Computer and Mobile Devices is Relatively New, and the Company’s Business will Suffer if it Does Not Continue to Develop as the Company Expects

The market for Internet content delivery services to televisions, computers and mobile devices is relatively new. The Company cannot be certain that a viable market for the Company’s Broadcast technology service will emerge or be sustainable. If this market does not develop or develops more slowly than the Company expects, the Company’s business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF THE COMPANY’S INTERNET BROADCAST NETWORK INFRASTRUCTURE COULD LEAD TO SIGNIFICANT COSTS AND DISRUPTIONS WHICH COULD REDUCE THE COMPANY’S REVENUE AND HARM THE COMPANY’S BUSINESS, FINANCIAL RESULTS, AND REPUTATION.

The Company’s business is dependent on providing its customers with fast, efficient and reliable Internet Broadcasted content. To meet these customer requirements, the Company must protect its network infrastructure against damage from:

•Human Error;

•Physical and Electronic Security Breaches;

•Fire, Earthquake, Flood, and other Natural Disasters;

•Power Loss;

•Sabotage and Vandalism; and

•Similar Events.

Any Failure of the Company’s Telecommunications Providers to Provide Required Transmission Capacity to the Company Could Result in Interruptions in the Company’s Service

The Company’s operations are dependent upon transmission capacity provided by third-party telecommunications providers. Any failure of such telecommunications providers to provide the capacity that the Company requires may result in a reduction in, or termination of, service to the Company’s customers. This failure may be a result of the telecommunications providers or Internet service providers choosing services that are competitive with the Company’s service, failing to comply with or terminating their agreements with the Company, or otherwise not entering relationships with the Company at all, or on terms commercially acceptable to the Company. If the Company does not have access to third-party transmission capacity, the Company could lose customers or fees charged to such customers, and the Company’s business and financial results could suffer.

The Markets in Which the Company Operates are Highly Competitive and the Company may be unable to Compete Successfully against New Entrants and Established Companies with Greater Resources.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a few of the Company’s potential competitors, have longer operating histories, greater name recognition, and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

As competition in the Internet content delivery market continues to intensify, new solutions will come to market. The Company is aware that other companies will in the future focus significant resources on developing and marketing digital broadcast products and services that will compete with the Company’s products and services.

Increased competition could result in:

•Price and Revenue Reductions and Lower Profit Margins;

•Increased Cost of Service from Telecommunications Providers;

•Loss of Customers; and

•Loss of Market Share

Anyone of these could materially and adversely affect the Company’s business, financial condition, and results of operations.

The Company’s Business will suffer if the Business is Not Able to Scale Its Network as Demand Increases

The Company has had only limited deployment of its Internet Broadcast content delivery service to date, and the Company cannot be certain that its network can connect and manage a substantially larger number of customers at high transmission speeds. The Company’s network may not be scalable to expected customer levels while maintaining superior performance. In addition, as customers’ usage of bandwidth increases, the Company will need to make additional investments in its infrastructure to maintain adequate downstream data transmission speeds. The Company cannot assure you that it will be able to make these investments successfully or at an acceptable cost. Upgrading the Company’s infrastructure may cause delays or failures in the Company’s network. As a result, in the future, the Company’s network may be unable to achieve or maintain a sufficiently high transmission capacity. The Company’s failure to achieve or maintain high-capacity data transmission could significantly reduce demand for the

Company’s service, reducing the Company’s revenue and causing the Company’s business and financial results to suffer.

The Company’s Business may suffer if the Company Does Not Respond to Technological Changes

The market for Internet content delivery services is likely to be characterized by rapid technological change, frequent new product and service introductions and changes in customer requirements. The Company may be unable to respond quickly or effectively to these developments. If competitors introduce products, services or technologies that are better than that of the Company, or that gain greater market acceptance, or if new industry standards emerge, our Internet-based broadcast technology may become obsolete, which would materially and adversely affect the Company’s business, results of operations and financial condition.

In developing the Company’s Internet-based broadcast service, the Company has made and will continue to make assumptions about the standards that the Company’s customers and competitors may adopt. If the standards adopted are different from those which the Company may now or in the future promote or support, market acceptance of the Company’s service may be significantly reduced or delayed, and the Company’s business will be seriously harmed. In addition, the introduction of services or products incorporating new technologies and the emergence of new industry standards could render the Company’s existing services obsolete.

If the Company Fails to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create and maintain brand awareness for its Internet Broadcasting Products and Services. This may require a significant amount of capital to allow the Company to market the Company’s Internet Broadcasting products and services and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than those of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s brand, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company operates and may result in an increased number of direct competitors. To promote the Company’s brands, the Company may be required to continue to increase its financial commitment to creating and maintaining brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

If Studios, Content Providers or Other Rights Holders Refuse to License Streaming Content or Other Rights Upon Terms Acceptable to the Company, the Company’s Business Could be Adversely Affected

The Company’s ability to provide its members with content they can watch and/or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content that the Company distributes. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not, or are no longer willing, or are unable to license to the Company upon terms that are acceptable to the Company, the Company’s ability to stream content to the Company’s Members will be adversely affected and/or the Company’s costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from the Company’s service relatively quickly. Because of these provisions, as well as other actions the Company may take, content available through the Company’s streaming service can be withdrawn on short notice. As competition increases, the Company may see the cost of programming increase. As the Company seeks to differentiate its service, the Company is increasingly focused on securing certain exclusive rights when obtaining content, including original content. The Company is also focused on programming an overall mix of content that delights the Company’s members in a cost-efficient manner. Within this context, the Company will be selective about the titles that it adds and renews to its service. If the Company does not maintain a compelling mix of content, the Company’s member acquisition and retention numbers may be adversely affected.

Music contained within content that it distributes may require the Company to obtain licenses for such distribution. In this regard, the Company will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If the Company is unable to reach mutually acceptable terms with these organizations, the Company could become involved in litigation and/or could be enjoined from distributing certain content, which could adversely impact the Company’s business. Additionally, pending and ongoing litigation, as well as negotiations between certain PROs and other third parties in various territories could adversely impact the Company’s negotiations with PROs or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact the Company’s ability to reach licensing agreements acceptable to the Company. Failure to reach such licensing agreements could expose the Company to potential liability for copyright infringement or otherwise increase the Company’s cost(s).

If our efforts to attract and retain members are not successful, our business will be adversely affected.

Our ability to attract members will depend in part on our ability to consistently provide our members with valuable and quality experience for selecting and viewing audio and video content. Furthermore, the relative service levels, content offerings, pricing, and related features of competitors to our service may adversely impact our ability to attract and retain members. Competitors include multichannel video programming distributors providing free on-demand content through authenticated Internet applications, Internet-based movie, and TV content providers, including both those that provide legal and illegal (or pirated) entertainment video content, DVD rental outlets and kiosk services and entertainment video retail stores. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing features or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain members. If our efforts to satisfy our existing members are not successful, we may not be able to attract members, and as a result, our ability to maintain and/or grow our business will be adversely affected. Members cancel our service for many reasons, including a perception that they do not use the service sufficiently, the need to cut household expenses, availability of content is unsatisfactory, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. We must continually add new members both to replace members who cancel and to grow our business beyond our current member base. If too many of our members cancel our service, or if we are unable to attract new members in numbers sufficient to grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing members and attracting new members, our business will be adversely affected. Further, if excessive numbers of members cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate replacing these members with new members.

If we are unable to compete effectively, our business will be adversely affected.

The market for entertainment audio and video is intensely competitive and subject to rapid change. New technologies and evolving business models for delivery of entertainment videos continue to develop at a fast pace. The growth of Internet-connected devices, including TVs, computers and mobile devices has increased the consumer acceptance of Internet delivery of entertainment video. Through these new and existing distribution channels, consumers are afforded various means for consuming entertainment audio and video. The various economic models underlying these different means of entertainment video delivery include subscription, transactional, ad-supported, and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment audio and video market. Several competitors have longer operating histories, large customer bases, strong brand recognition, and significant financial, marketing, and other resources. They may secure better terms from suppliers, adopt more aggressive pricing, and devote more resources to technology, fulfillment, and marketing. New entrants may enter the market with unique service offerings or approaches to providing entertainment videos, and other companies also may enter business combinations or alliances that strengthen their competitive positions. If we are unable to compete with current and new competitors, programs, and technologies successfully or profitably, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

The long-term and fixed cost nature of our content licenses may limit our operating flexibility and could adversely affect our liquidity and results of operation.

In connection with obtaining streaming content, we plan to enter into multi-year licenses with studios and other content providers, the payment terms of which are not tied to member usage or the size of our member base (“fixed cost”), but which may be tied to such factors as titles licensed and/or theatrical exhibition receipts. Given the multiple-year duration and largely fixed cost nature of content licenses, if member acquisition and retention do not meet our expectations, our margins may be adversely impacted. Payment terms for streaming licenses, especially programming that is initially available in the applicable territory on our service (“original programming”), or that is considered output content, will typically require more up-front cash payments than other licensing agreements. To the extent member and/or revenue growth do not meet our expectations, our liquidity and results of operations could be adversely affected because of content licensing commitments and accelerated payment requirements of certain licenses. In addition, the long-term and fixed cost nature of our content licenses may limit our flexibility in planning for or reacting to changes in our business and the market segments in which we operate. As we expand internationally, we must license content in advance of entering a new geographical market. If we license content that is not favorably received by consumers in the applicable territory, acquisition, and retention may be adversely impacted and given the long-term and fixed cost nature of our content licenses, we may not be able to adjust our content offering quickly, and our results of operation may be adversely impacted.

If our efforts to build a strong brand identity and improve member satisfaction and loyalty are not successful, we may not be able to attract or retain members, and our operating results may be adversely affected.

We must build and maintain a strong brand identity. We believe that strong brand identity will be important in attracting and retaining members who have a few choices from which to obtain entertainment video. To build a strong brand, we believe we must offer content and service features that our members value and enjoy. We also believe that these must be coupled with effective consumer communications, such as marketing, customer service and public relations. If our efforts to promote and maintain our brand are not successful, our ability to attract and retain members may be adversely affected. Such a result, coupled with the increasingly long-term and fixed cost nature of our content acquisition licenses, may adversely affect our operating results.

We face risks, such as unforeseen costs and potential liability in connection with content we produce, license and/or distribute through our service.

As a distributor of content, we face potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we produce, license and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials and features on our website. As we expand our original programming, we will become responsible for production costs and other expenses, such as ongoing guild payments. We will also take on risks associated with the production, such as completion and key talent risk. To the extent we do not accurately anticipate costs or mitigate risks, or if we become liable for the content we produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm the results of operations. We cannot assure that we are indemnified to cover claims or costs of these types and we may not have insurance coverage for these types of claims.

If studios, content providers or other rights holders refuse to license streaming content or other rights upon terms acceptable to us, our business could be adversely affected.

Our ability to provide our members with content they can watch or listen to instantly depends on studios, content providers and other rights holders licensing rights to distribute such content and certain related elements thereof, such as the public performance of music contained within the content we distribute. The license periods and the terms and conditions of such licenses vary. If the studios, content providers and other rights holders are not or are no longer willing or able to license our content upon terms acceptable to us, our ability to stream content to our members will be adversely affected and/, or our costs could increase. Many of the licenses for content provide for the studios or other content providers to withdraw content from our service relatively quickly. Because of these provisions as well as other actions we may take, content available through our service can be withdrawn on short notice. As competition increases, we may see the cost of programming increase. As we seek to differentiate our service, we are increasingly focused on securing certain exclusive rights when obtaining content, including original content. We are also focused on programming an overall mix of content that delights our members in a cost-efficient manner. Within this context, we are selective about the titles we add and renew to our service. If we do not maintain a compelling mix of content, our member acquisition and retention may be adversely affected.

Music contained within content we distribute may require us to obtain licenses for such distribution. In this regard, we will engage in negotiations with performing rights organizations and collection societies (“PROs”) that hold certain rights to music interests when “publicly performed” or “communicated to the public” in connection with streaming content into various territories. If we are unable to reach mutually acceptable terms with these organizations, we could become involved in litigation and/or could be prevented from distributing certain content, which could adversely impact our business. Additionally, pending and ongoing litigation as well as negotiations between certain PROs and other third parties in various territories could adversely impact our negotiations with PROs or result in music publishers represented by certain PROs to unilaterally withdraw rights, and thereby adversely impact our ability to reach licensing agreements reasonably acceptable to us. Failure to reach such licensing agreements could expose us to potential liability for copyright infringement or otherwise increase our costs.

If government regulations relating to the Internet or other areas of our business change, we may need to alter the way we conduct our business or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the Internet or other areas of our business could limit or otherwise adversely affect the way we currently conduct our business. In addition, the continued growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

The adoption of any laws or regulations that adversely affect the growth, popularity, or use of the Internet, including laws impacting Internet neutrality, could decrease the demand for our service and increase our cost of doing business. For example, in late 2010, the Federal Communications Commission (FCC) adopted so-called net neutrality rules intended, in part, to prevent network operators from discriminating against legal traffic that transverse their networks. Recently, the U.S. Court of Appeals for the District of Columbia struck down the FCC’s net neutrality rules, and it is currently uncertain how the FCC will respond to this decision. To the extent network operators attempt to use this ruling to extract fees from us to deliver our traffic or otherwise engage in discriminatory practices, our business could be adversely impacted. As we expand internationally, government regulation concerning the Internet, and in particular, network neutrality, may be nascent or non-existent. Within such a regulatory environment, coupled with the potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact on our business.

We rely upon the ability of consumers to access our service through the Internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our member acquisition and retention could be negatively impacted. Furthermore, to the extent network operators were to create tiers of Internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.

Most network operators that provide consumers with access to the Internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. For example, Comcast exempted certain of its own Internet video traffic (e.g., Streampix videos to the Xbox 360) from a bandwidth cap that applies to all unaffiliated Internet video traffic (e.g., Netflix videos to the Xbox 360). While we believe that consumer demand, regulatory oversight, and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours or otherwise implement discriminatory network management practices, our business could be negatively impacted.

Increases in payment processing fees, changes to operating rules, the acceptance of new types of payment methods or payment fraud could increase our operating expenses and adversely affect our business and results of operations.

Our customers may pay for our membership services predominantly using credit and debit cards (together, “payment cards”). Our acceptance of these payment methods requires our payment of certain fees. From time to time, these fees may increase, either because of rate changes by the payment processing companies or as a result of a change in our business practices which increase the fees on a cost-per-transaction basis. Such increases may adversely affect the results of operations.

We are subject to rules, regulations, and practices governing our accepted payment methods. These rules, regulations, and practices could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept these payment methods, and our business and results of operations would be adversely affected.

We accept payment methods other than payment cards. As our service continues to evolve and expand internationally, we will likely continue to explore accepting various forms of payment, which may have higher fees and costs than our currently accepted payment methods. If more consumers utilize higher cost payment methods, our payment costs could increase, and our results of operations could be adversely impacted.

In addition, we do not obtain signatures from customers in connection with their use of payment methods. To the extent we do not obtain customers’ signatures, we may be liable for fraudulent payment transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent payment methods are used to obtain service. While we do have certain safeguards in place, we nonetheless experience some fraudulent transactions. We do not currently carry insurance against the risk of fraudulent payment transactions. A failure to adequately control fraudulent payment transactions would harm our business and the results of operations.

If the market segment for online entertainment video saturates, our business will be adversely affected.

The market segment for online entertainment video has grown significantly. Much of the increasing growth can be attributed to the ability of our customers to stream TV shows and movies on their TVs, computers, and mobile devices. As we face more competition in our market segment, our rate of growth relative to overall growth in the segment may decline. Further, a decline in our rate of growth could indicate that the market segment for online subscription-based entertainment video is beginning to saturate. While we believe that this segment will continue to grow in the foreseeable future, if this market segment were to saturate, our business would be adversely affected.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our website, streaming technology, our recommendation, and merchandising technology, title selection processes and marketing activities.

Trademark, copyright, patent, and other intellectual property rights are important to us and other companies. Our intellectual property rights extend to our technology, business processes and the content on our website. We use the intellectual property of third parties in merchandising our products and marketing our service through contractual and other rights. From time to time, third parties may allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology or otherwise alter our business practices on a timely basis in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not searched for patents related to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and diversion of technical and management personnel. It also may result in our inability to use our current Web site, streaming technology, our recommendation and merchandising technology or inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities, or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become a reporting company we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford to increase our staff or engage outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

Dilution.

Purchasers of Shares will experience immediate and substantial dilution of $2.67 per share in net tangible book value, or approximately 67% of the assumed offering price of $4.00 per share (assuming maximum offering proceeds are achieved). Additional Shares issued by the Company in the future will also dilute a purchaser’s investment in the Shares.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” that are based on our management’s beliefs and assumptions and on information currently available to our management.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions.  These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement.  We are not under any duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results, unless required by law.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

•on an actual basis;

•on a pro forma basis to reflect the sale of 1,250,000 shares by us in this offering at the estimated price to the public of $[  ] per share, resulting in net proceeds to us of $[  ] after deducting (i) underwriter commissions and non-accountable expenses of $[  ], and (ii) our estimated other offering expenses of $[  ]; and

•on a pro forma basis to reflect the sale of [  ] shares by us in this offering, assuming the underwriters elect to exercise the over-allotment option in full, at the estimated price to the public of $[  ] per share, resulting in net proceeds to us of $[  ] after deducting (i) underwriter commissions and non-accountable expenses of $[  ], and (ii) our estimated other offering expenses of $[  ].

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the initial public offering price of our common stock and other terms of this offering determined at pricing. You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024:
	Actual	Post-Offering Pro Forma without Over- Allotment Option	Post-Offering Pro Forma with Over- Allotment Option
Cash and cash equivalents	$266	$-	$-
Total long-term liabilities	$152,246	$152,246	$152,246
Total liabilities	$413,274	$413,274	$413,274
Shareholders’ equity:
Common stock, no par value, 800,000,000 shares authorized and 40,191,850 shares issued and outstanding on an actual and pro forma basis (prior to this offering)	$-	$41,441	$41,629
Additional Paid in Capital	$1,100	$4,801,800	$5,500,000
Accumulated Deficit	$(213,991)	$(10,390)	$(10,390)
Total shareholders’ equity	$(212,891)	$4,791,410	$5,541,410
Total liabilities and shareholders’ equity	$200,383	$4,318,136	$5,068,136

USE OF PROCEEDS

After deducting the estimated underwriters’ discounts and commissions and offering expenses payable by us, we expect to receive net proceeds of approximately $[] from the offering (or approximately $[ ] if the underwriters exercise the over-allotment option in full, based on an assumed public offering price of $[ ] per share, which is the midpoint of the estimated offering range set forth on the cover page of this prospectus.

We plan to use the net proceeds of this offering as follows:

•20% of the net proceeds (approximately $[ ]) for sales, marketing and advertising initiatives;

•20% of the net proceeds (approximately $[ ] ) for acquisitions of companies and technologies aligned and synergistic with our technologies and growth objectives;

•10% of the net proceeds (approximately $[ ]) for the acquisition and licensing of intellectual property;

•35% of the net proceeds (approximately $[ ]) for hiring of a national sales team and general employee staffing, including $1.5 million to be allocated to the salary of our Chief Executive Officer;

•5% of the net proceeds (approximately $[ ]) for legal, accounting and other professional fees associated with becoming a public company;

•5% net proceeds (approximately $[ ]) for general and administrative expenses associated with increased operations; and

•5% of the net proceeds (approximately $[ ]) for general working capital.

With regard to our plan to use approximately 20% of the net proceeds of this offering for potential acquisitions, we do not have any current plans, arrangements or agreements in connection with any potential acquisition targets.

No net proceeds from this offering will be used to repay any outstanding loans made to the Company by our Chief Executive Officer; rather, any such loans will be repaid via future revenues generated by operations of the Company.

Notes to Use of Proceeds:

1.These figures are estimates only, account for the first twelve (12) months of operations and are subject to revision from time to time to meet the Company’s requirements. Pending such uses, in management’s discretion, the Company may make temporary investments in U.S. Government obligations. Maximum Use Allocation represents the sale of all 1,250,000 shares of common stock of the Company or approximately $[ ]. (See “Plan of Distribution”).

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  “Net book value” is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of TV Channels Network Inc. issued and outstanding stock. The following table sets forth on a pro forma basis at December 31, 2024, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price paid per share (assuming a proposed public offering price of $4.00 per share).

The dilution calculations we have set forth in this section reflect an offering price of $4.00 per share.

As of December 31, 2024, we had a net tangible book value of $374 or $(0.0001) per share of issued and outstanding common stock.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

Dilution Table

Funding Level	100%
Shares from offering at respective funding level	1,250,000
Proceeds	$5,000,000
Offering price per share	$4.00
Net tangible book value per share prior to offering	$0.0001
Increase per share attributable to investors	$0.1165
Net tangible book value per share after offering	$0.1166
Dilution to investors	$3.8834
Dilution as a percentage of offering price	97.08%

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares we are registering. Since there is no established public trading market for our common stock, the common shares offering price was arbitrarily established by us, and bears no relationship to any objective criterion of value.  Although the registrant’s common stock has a par value of $0.001, the registrant believes that the calculation of [ ] per share for the common shares is a bona fide estimate of the offering price in accordance with Rule 457(a).  This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value.  No valuation or appraisal has been prepared for our business. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.  The offering of the common shares is at a fixed price of $[ ] per share for the entire duration of the offering.  The $[ ] fixed price of the shares was arbitrarily determined.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 800,000,000 shares of common stock.  As of November 1, 2024, there were 40,191,850 shares of our common stock issued and outstanding, held by ___ shareholders of record.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Stock Option Plan.  We have not approved any stock option plans.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time.  The shares of our common stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

In general, Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, provides:

If the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

If the issuer of the securities is not, or has not been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, a minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquirer or any subsequent holder of those securities.

Except as provided in Rule 144, the amount of securities sold for the account of an affiliate of the issuer in reliance upon this section shall be determined as follows:  If any securities are sold for the account of an affiliate of the issuer, regardless of whether those securities are restricted, the amount of securities sold, together with all sales of securities of the same class sold for the account of such person within the preceding three months, shall not exceed the greatest of: (A) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (B) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h) of Rule 144, or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (C) the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan during the four-week period specified in paragraph (e)(1)(ii) of Rule 144.

Notwithstanding paragraph (i)(1) of Rule 144, if the issuer of the securities previously had been an issuer described in paragraph (i)(1)(i) but has ceased to be an issuer described in paragraph (i)(1)(i); is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports, and has filed current “Form 10 information” with the SEC reflecting its status as an entity that is no longer an issuer described in paragraph (i)(1)(i), then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the SEC.

The term “Form 10 information” means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144.  The Form 10 information is deemed filed when the initial filing is made with the SEC.

In order for Rule 144 to be available, TV Channels Network Inc. must have certain information publicly available.  We plan to publish information necessary to permit transfer of shares of our common stock in accordance with Rule 144 of the Securities Act, in as much as we have filed the registration statement with respect to this prospectus.

DESCRIPTION OF BUSINESS

Our Business

The Company was incorporated on August 12, 2022, in the State of Nevada. Since incorporation, the Company has not made any significant purchases or sales of assets. From inception until the date of this filing the Company has had limited operating activities, primarily consisting of (i) the incorporation of the company, (ii) the development of the business plan, (iii) initial equity funding, (iv) the performance of due diligence on potential suppliers of online content, and (v) beginning to develop strategic referral partnerships with investment newsletters and websites catering to our target market. Darryl Payne acquired 1,666,666 shares of our common stock with a par value of $0.001 per share in return for the Company’s initial funding, and goodwill consideration in the form of office space, access to internet and telephone service, access to its network of contacts and professional relationships.

TV Channels Network Inc. is a Nevada-based music and entertainment technology company whose primary business is the providing of streaming entertainment content. The Company goal is to become a major entertainment content provider.

Upon the closing of this offering, we will start our national TV advertising and social media campaigns in order to secure monthly subscribers to our streaming service. We expect to go live with over 300 channels soon after of the close of the offering. We expect to be generating positive revenues within 45 to 60 days after going live with our premium channels subscription packages. Our objective is to become the first streaming service to offer subscribers over 300 national live channels and 100 live video concert channels, including showcasing live concerts and sporting events only available on TV Channels Network streaming services.

The Company’s business plan is to seek to acquire many rights for ownership including:

•Streaming Services

•Movie and Film Libraries,

•Original and Exclusive Content

•Live Linear TV Network Licensing

•Streaming Exclusive Live Pay Per View Events

•Purchase of Music Rights

•Signing New Recording Artists

•TV Show Rights

•Professional Wrestling & Sports Companies

USA STREAMING RIGHTS LICENSED TO TV Channels Network Inc

1.The Legends of Classic Soul Concert Series, AS SEEN ON NATIONAL TV. The Legends of Classic Soul concert series features 20 soul groups on our own unique streaming video on demand pay per view platform. Featured artist includes The Four Tops, The Whispers, The Dells, Main Ingredient featuring Cuba Gooding Sr, Harold Melvin’s Blue Notes, Chi-lites, The Delfonics, Blue Magic, Ray, Goodman, & Brown, Enchantment, The Temptations Review featuring Dennis Edwards, The Dramatics, Confunkshun, Atlantic Starr, Slave, The Floaters, Coasters, and Melba Moore featuring Freddie Jackson.

2.The PBS On Tour Concert Series. These iconic performances aired fifty-two one hour shows in 1997. The PBS TV Show featured each artist performing 3 songs. Sting, Meatloaf, Ozzy Osbourne, Lenny Kravitz, Busta Rhymes, Lou Reed, The Cure, Devo, Hot Tuna, Dennis Brown, Freda Payne, Joan Osbourne, Goo Goo Dolls, Bruce Hornsby, Indigo Girls, Smashing Pumpkins, A Tribe Called Quest, Tears for Fears, The Fugees and Cypress Hill are some of the many artists in this iconic series.

3.The Company has entered into a Network Communications Dealer Agreement with NetCom.TV, whereby the Company has been granted a license whereby TV Channels Network will establish, own, manage and maintain services to enable their customers to receive programming and market, promote, advertise and solicit the sale of programming packages to its customers. The initial term of the agreement is five years, with successive renewal terms of five years.

All cleared content will be monetized on the Company’s HD Streaming platform which is already completed. Some of the concerts recorded used as many as 22 cameras for each show. Several of these performances were recorded in 3D. Many titles will be offered to worldwide fans.

Fifty-Two On Tour Shows can be made available for TV in their original show configuration. The Company intends to offer all the artists revenue-sharing deals if they sign a new current contract with our company. The goal is to also release separate full-length concerts of each artist. The Company has talked to many of these artists with positive feedback. These concerts were never commercially available or seen as full length shows from each separate artist.”

3.Wrestling.  We are a financial partner in World Class Pro Wrestling and Lone Star Wrestling WAW. World Class Pro Wrestling and Lone Star Wrestling WAW have scheduled various live events this year. All the wresting events will be available streaming on TV Channels Network Inc.’s streaming service.

The Company has rights to anywhere from 50 to 100 Radio Shows that were produced in conjunction of broadcast TV series. All the video concerts and radio shows will be made available for license to third-party companies.

1.10,000 Audio Songs of Various Artists. Including Pop, Dance, Jazz, Blues, Country, R & B, Classic Soul, and Rock & Roll. Many popular names complete this listing.

2.TV Channels Network Inc. has approximately 20 acquisition deals to close, upon the full completion of funding.

In addition, the Company intends to acquire additional rights to video and audio performances. The Company shall seek third party license deals whereas the Company will receive advance payments upfront upon signing a deal.

We are in an age where technology and entertainment merge to deliver the thrill of the front row seat to the hand-held device, or to the ultra-high-definition experience delivered from today’s television screen. Creation and distribution models struggle to adapt to the challenging global environment, and the complex interplay social media now has on the consuming public.

The Company intends to build upon its Officer’s direct relationships with legendary performers and event production partners, and through the bridge of technology, intends to deliver cross-platform interaction to expand reach while improving the creator and consumer value model.

Through a vision that respects the artist creation process and sees the growth of an engaged social audience, the Company intends to introduce new operations that build upon niche opportunities. Artistic relationships and media distribution acquisitions can broaden the company’s operations.

The Company recently completed its Streaming Media Pay Per View Platform. Through this platform, all the Company’s video content will be available for consumers to stream.

Event, Artist Production and Licensing.

The Company will seek to work with new artists and legendary artists at our recording facility. The goal is to invest in the development and promotion of live events, leveraging our strength in media distribution across all platforms. To become a premier management company. The Company intends to apply cutting edge video quality distribution methods and social media applications to expand market awareness. The Company will seek to introduce interactive marketing and grow strong continuous revenues.

Broadcast, Radio and Internet Media Operations.

Consistent with the Company’s mission to connect disparate distribution platforms. The Company with “Best of Breed’’ cloud infrastructure and software solutions intend to build upon broadcast partnerships and acquisitions to create a unified distribution business. Consumers will be given choices. Improving on the retail offerings of services like Spotify, YouTube, iTunes, Disney and Netflix, the Company’s platform provides owners and artists more transparent control over their intellectual property.

Rights Acquisition, Management, and Channel Integration.

The Company is committed to innovative Rights Management that recognizes the value of the artist and provides a preferred integrated channel distribution model for Creators in virtually all media and IP investors. Building upon a catalog of concerts, songs, and TV shows, the Company intends to manage around 5,000 titles by the end of 2024.

Capitalizing on the consolidation of extensive managed properties, the Company maintains a roster of legendary artist relationships. The Company is positioned to gain existing significant opportunities across the entertainment landscape. Our technology operations embrace cloud-based solutions for Audio/Video distribution and provide greater supply chain visibility and flexibility. The Company intends to seek to grow new fresh business units across numerous media channels.

Direct Response TV:

Unlimited channels will be created on our Pay Per View Subscription Platforms. The Company will advertise and buy media on TV to sell our content.

Legends of Classic Soul (www.LegendsOfClassicSoul.com). This series has generated substantial credit card sales on TV. The average consumer order for the DVD Box Sets is $199.00 per order. Legends of Classic Soul Concerts were all recorded in HD with great sound. Sadly, many of these legends have passed away since this series first started filming in 2005.

Live Video Concerts. The Company plans to offer its customers full-length, pre-recorded video of concerts by various artists in dance music, R&B/Urban, and other genres. These live concerts will be available through the Company’s video on-demand streaming channel via the Company’s website.

Strategy and Implementation

Business Model

The Company’s primary business is to develop and market world-class entertainment content, including but not limited to full-length concerts, movies, and television shows. This will be accomplished by aggressive deployment and branding of the Company’s state-of-the-art technologies to bring superior, cost-effective solutions to consumers in need of these services.

Through the Company’s web site, customers will be offered designated services. These services are transactional in nature with add-on options based on the sender’s requirements. Options are priced to increase the overall amount per transaction whereby the overall margin is significantly increased.

By being a web-based business, our business model is based on volume. Through automation of transactions inherent in the technologies employed, the low cost of transactions maintains a high gross margin. Our business can run 24 hours a day, seven days a week with the minimal staff needed to operate the business. Most business activities are automated, which greatly reduces the related overhead and staffing components associated with similar, conventional business formats.

The Company’s corporate development is focused on its core business and is structured to accomplish its initial business objectives over a three-year period. The Company has defined seven business divisions: systems operations and management; information technologies; sales and marketing; customer service; service development; business development; and general administration. Additional revenue streams will be added as new products and services are proven to be viable and are integrated into the network.

The Company also intends to devote resources to developing a consumer market with new specific services designed for the consumer, home-based businesses, and small business owners.

Business Growth Strategy

The key to the Company’s business growth strategy is customer acquisition. The Company’s initial operations are based in the United States. Being an Internet-based business, technical operations can be maintained separately from corporate operations. This will all be aligned with the Company’s basic financial philosophy of controlling costs as sales revenue grows through the expansion of the web site operations.

The Company will focus on the core business over the first three years to establish a significant market share in multiple industry segments. Other products and services may be implemented after proper feasibility, cost analysis and in-depth market and customer research.

Marketing

Marketing Strategy

The marketing strategy is simple and direct.

•Consumers will be marketed through the internet, magazines, and other electronic and print media.

•Targeted groups will be marketed by the branding of our name and logo through specific media channels focused on direct marketing campaigns, electronic media, trade shows, industry publications, newspapers, and other industry specific events, as well as traditional distribution channels.

Web Site and Internet Presence

The Company’s Web Sites https://tvchannelsnetwork.com/ will function as a main marketing tool (beyond its obvious function of conducting the business for products and services). These sites will act as a hub for the business and are international in scope. The sites will offer customers ease of use, clear and simple navigation, security, and prompt response to transactions.

The websites will also feature sections for promotions and joint venture and cross-branding marketing campaigns with partners. The web sites will function 24/7 and be a customer service portal. Being that the web site is the business, and customer impression is made through its pages, strict attention to detail, communicative proposition, and graphic design are critical. Additionally, drawing attention to the green benefits of the product will stimulate environmentally concerned consumers.

Smart Phone, Tablet, and Mobile Applications

These applications are critical to the future of the Company. There will be a large user base that will use our services strictly through their mobile devices. These applications are significant in that they fit with the growing trend of mobile users who demand synchronization of services (with their account) with multiple digital devices. This is especially true with business users who no longer work from physical offices and are part of the new virtual business economy.

Even more significant is we will be able to develop users and customers who use multiple communications platforms and networks outside of our web based and internet services.

Social Media and Business Networks

The impact of social networks (Instagram, Facebook, Snapchat, and Google) and business networks (LinkedIn, Salesforce) in today’s communications is huge. The Company’s ability as a communication utility to these networks represents hundreds of millions of users globally. Through the development of applications specifically for these networks, the Company will be able to cross platform its services into consumer and business user awareness.

The marketing on these networks is just one avenue to acquire users, but by combining the Company’s network specific applications to the process, this creates a whole new user dynamic. When you include components of music, media, and video to the delivery options of these users (private, secure, and verified delivery) by a “trusted third party” only goes to strengthen our brand recognition.

Direct Sales

The Company will engage industry specific national sales and marketing groups to promote its products and services. Corporate discounts and promotions will be instituted to target business customers and consumers.

Media Exposure

The Company will also develop national and international marketing campaigns through trade magazines, trade shows, articles, press releases, contracted public relations, a concise advertising campaign to generate brand awareness and impressions, electronic and print vehicles, and other media venues and events.

Competition

Our major competitors include such diverse companies as Amazon Prime, Hulu, DIRECTV Now, Live Nation, Clear Channel, and Netflix, among others. Many of our competitors have much larger customer bases and financial resources than TV Channels Network Inc.

Employees

As of the date of this offering circular, the Company has one (1) full-time employees and no (0) part-time employees, and approximately twenty (20) professionals on a contract basis. In order to manage the Company’s treasury, the Company does intend to pay full salaries to its executives and management as funding of this offering comes in. (See “Executive Compensation”).

Contact

The Company can be reached at 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123.

Legal Proceedings

The Company is not a party to any material legal proceedings and is not aware of any material threatened litigation.

DESCRIPTION OF PROPERTY

Our corporate office is rented office space located at 7582 Law Vegas Blvd South, Las Vegas, NV 89123.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements

Results of Operations

Revenues

As of December 31, 2024 from Inception , the Company has no revenue.

Cost of Services

As of December 31, 2024 from Inception, the Company has no cost of revenue.

General and Administrative Expenses

Our operating expenses from inception on December 31, 2024 $138,812.

Liquidity and Capital Resources

As of December 31, 2024, the Company had approximately $200,383 in total assets.

The Company has enough capital to last up to and through the offering, to sustain its current operations. The Company has no bank lines or other financing arranged. We believe that the proceeds from the offering, together with our cash and cash equivalent balances will be adequate to meet our liquidity and capital expenditure requirements for the next 36 months. We anticipate that we will need at least $20,000,000 to attain significant business growth. In the future, we may need to seek additional capital, potentially through bonds, or convertible notes to fund our plan of operations.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

See “DESCRIPTION OF BUSINESS”:

Insurance

The Company does not currently have, nor does it contemplate purchasing any liability or other insurance in the near-term future.

Employee Benefit Plan and Medical and Health Insurance

Upon commencement of revenue-producing operations, or shortly thereafter, the Company expects to implement an Employee Benefit Plan and medical and health insurance for each officer that is competitive with industry standards.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of our business, we expect that from time to time we will be involved in various pending or threatened legal actions.  The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations.  However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1.  In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially.  Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

Management believes, without any additional funding or revenues, the Company does not have sufficient cash to finance its operations for a period of twelve months, which estimate includes the additional expenses the Company will incur upon becoming a reporting company.  We will apply any proceeds from future revenues to help cover our expenditures. Our officers/directors have committed to contribute funds to the Company to keep it operational for the next twelve months.  However, there is no guarantee that management will contribute such money when and in the amounts needed to continue operations.

If and when the time comes that we seek funding, we plan to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to our existing shareholders.  There is no assurance that we will achieve any of additional sales of our equity securities or other financing to fund our business operations.  We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Explanatory Paragraph in Our Independent Registered Public Accounting Firm Report

Our independent accountants have included a paragraph in their most recent report, in our audited financial statements for the year ending December 31, 2024, regarding concerns about our ability to continue as going concern.  We have further disclosed in our notes to the financial statements that we are dependent upon our ability to obtain financing and upon future profitable operations from the development of our business opportunities, and that there are no assurances that we will be able to meet our financial obligations in the future.

JOBS Act

On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would apply to private companies. We are electing to delay such adoption of new or revised accounting standards and, as a result, we may not comply with new or revised accounting standards at the same time as other public reporting companies that are not “emerging growth companies.”

In addition, we intend to rely on other exemptions from reporting and disclosure requirements that are offered by the JOBS Act, including (i) an exemption from the need to provide an auditor’s attestation report on our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, and (ii) an exemption from the need to comply with any PCAOB requirement regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our financial statements (auditor discussion and analysis). These exemptions will apply for a period of five years following our first sale of common equity securities under an effective registration statement or until we no longer qualify as an “emerging growth company,” whichever is earlier. For further information regarding disclosure and other exemptions available to us under the JOBS Act, please see “Prospectus Summary-The Company-Implications of Being an Emerging Growth Company.”

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, which include the prices we will charge for our tour services.  We do not engage in financial transactions for trading or speculative purposes.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS AND CORPORATE GOVERNANCE

The following sets forth certain information with respect to executive officers, directors, key employees and advisors of, TV Channels Network Inc. as of the date of this Offering Circular:

Name	Age	Position
Darryl Payne	64	Chief Executive Officer, President, Treasurer, Secretary, and Chairman of the Board of Directors
Darryl Johnson	61	Director
Steven George	63	Director of Sales and Marketing and Director
Marshall Thompson	82	Independent Director
Okechukwa Ukah	32	Independent Director
Jorge Verar	62	Chief Financial Officer

Biography of The Board Members

Darryl Payne - CEO

Multiple Billboard Number 1 Music Producer Darryl Payne is the founder, Chief Executive Officer, and Director of TV Channels Network, Inc., and has served in that capacity since August of 2022.  Previously, Mr. Payne was the founder and Chief Executive Officer of Legends of Classic Soul and Darryl Payne Films from 2004 to August of 2022.  Mr. Payne has produced over 4000 separate releases, throughout his 46-year career.  Dance Music & R&B/Urban Music is his favorite music to produce. Darryl started in the music business when he was 16 years old in 1976.

Warner Brothers, EMI, Sony/BMG, Universal, and Virgin are some of the music labels to have released his music.  He has been awarded various Gold Records and Billboard Number One Producer Awards.  Darryl Payne was also enshrined into The Legends Of Vinyl in 2019.

Darryl Payne has released over 500 albums on music labels he owns.  He created and produced The Legends of Classic Soul features concerts by The Four Tops, The Chi-Lites, The Whispers, The Dells, The Dramatics, Harold Melvin’s Blue Notes, Temptations Review featuring Dennis Edwards, The Delfonics, and many more. Time Life sells the Legends of Soul on Home Video.

Darryl is pleased to have secured direct vending agreements with Disney, ABC, CBS/Viacom, E Entertainment, Fox, and others. TV Channels Network Inc, steaming service is his newest venture. Mr. Payne has accumulated an extensive library of more than 40,000 masters, live concerts, and television shows, featuring the world’s biggest entertainers. His catalogs are used by music companies and television networks that reach into millions of homes. Home - Darryl Payne Multiple Billboard number 1 Music Producer Awards DarrylPayneLegend.com

Steven George - Director of Sales and Marketing and Director

Steven H. George is a Director of TV Channels Network, Inc.  Mr. George has over fifteen years experience in consultative sales and account management.  He is skilled in overseeing artist and talent operations, strategic ad placements, and team planning.  In addition to his duties as Director of the Company, which he has served since August of 2022, he serves as the Director of Sales and Marketing for the Company. His responsibilities include leading strategic planning initiatives using forecasting and market analysis to drive growth, overseeing artist and talent management and promotional campaigns, and directing radio and talent management and promotional campaigns.  Prior to joining TV Channels Network, Inc., Mr. George was an on-air personality with iHeartRadio from 2018 until August of 2022. During his time at iHeartRadio, Mr. George hosted live and recorded radio segments for local and national audiences via streaming platforms, organized and hosted live events and concerts to enhance station visibility, engaged with the community through events and entertainment projects to strengthen listener loyalty and brand presence, and collaborated with station management to develop content and secure sponsorships.  Mr. George is a graduate of Bernard M. Baruch College at CUNY.

Daryll Johnson - Director

Darryll Johnson has been a director of TV Channels Network, Inc. since August of 2022.  In addition to his duties as a director, Mr. Johnson will assist the Company in the sales and marketing of TV Channels Network’s programming and streaming services to casinos, hotels, airports, and apartment complexes.  From June of 2017 to August of 2022, Mr. Johnson served as one of the main media buyers for Legends of Classic Soul, where he developed extensive contacts with respect to direct response TV advertising.  During his time at Legends of Classic Soul, Mr. Johnson worked with many recording artists, including but not limited to The Four Tops, the Chi-Lites, and others.

Marshall Thompson, Director

Between 1969 and 1974, Marshall Thompson & The Chi-Lites scored eleven Top Ten singles on the Billboard R&B charts, with hits like “Have You Seen Her”, “Give It Away”, “(For God’s Sake) Give More Power To The People”, “Are You My Woman (Tell Me So)”, “A Letter To Myself”, “The Coldest Days of My Life”, “Stoned Out Of My Mind”, “Oh Girl” and thirty-seven other Billboard charted singles throughout their career.  During the 1970s The Chi-Lites were featured on television shows such as Soul Train, American Bandstand, The Midnight Special, Sammy and Company, the BBC’s Top of the Pops, and the very popular Flip Wilson Show, where they debuted their #1 pop smash “Oh Girl”.

BMI named “Oh Girl” by The Chi-Lites the 36th most popular song of the 20th century. That same year Marshall Thompson & Chi-Lites were inducted into the Rhythm & Blues Hall Of Fame followed by their induction into Vocal Groups Hall Of Fame in 2004. The Chi-Lites have also appeared on screen in the 1996 feature film “Original Gangsters” with Fred Williams, Jim Brown, Pam Grier, and Richard Roundtree, as well as the 2003 docu-movie "Only The Strong Survive" by Miramax Films.

In addition to being featured in many films, television shows, and commercials, the recordings of Marshall Thompson & The Chi-Lites have been sampled by artists such as Jay-Z, K. Michelle, American Idol winner Fantasia and Beyonce, who sampled The Chi-Lites to create the Grammy-winning smash “Crazy In Love”.  In 2021, Marshall Thomson received a star on the Hollywood Walk of Fame.

Okechukwa Ukah, Director

OK Ukah is a Brooklyn-based rapper, producer, and A&R known for blending raw storytelling with a classic, sample-heavy production. Since the early 2010s, they've been steadily building a reputation through underground beat tapes, ghost production, and a deep-rooted commitment to Black freedom and millennial narratives. Born Okechukwu Ukah Jr. in Pittsburgh, PA, and raised between Iowa City and Brooklyn, OK's sound is a rich tapestry of influences-New York hip-hop, Black soul music, and the ancestral rhythms of their Nigerian and Caribbean heritage. The music leans heavily on MPC-driven sampling, analog synths, and found sounds like archival footage, voice notes, and nature recordings. OK’s 2020 self-released EP marked a shift toward more personal, autobiographical lyricism, a theme that continued with 2025’s Abolish Music. Drawing inspiration from family legacies in music-including doo-wop singer Raymond Payne (The Del Roys) and producer Darryl Payne-OK’s journey spans from a cappella groups and rap collectives in their college town to crafting songs, chants, and beats that resonate beyond the underground. With roots in both music and movement-building, OK’s career has evolved across beat tapes, independent releases, and artist political education. The Brooklynite’s 2025 rework of the 2020 EP, released as a demo, reflects a more renewed, focused vision. Currently, they serve as a director with TV Channels Network Inc., continuing to shape the future of music and media.

EDUCATION: The University of Iowa, Iowa City, IA Graduated: May 2016 * Degrees: BA, Political Science/BS, Sociology; Certicate, Fundraising, and Philanthropy &Leadership * Co-developer of the rst African-American living-learning community at the University of Iowa.

Jorge Verar, Chief Financial Officer

Jorge Verar is an accomplished accounting professional with in depth background in IT and proven history of success enhancing corporate operations by aligning financial and accounting processes and controls with company goals. Advanced expertise in identifying weaknesses within internal controls, financial operations, and compliance protocols, and implementing process improvements that achieve measurable results. Advance knowledge in IT audit, control, and information security. Valued partner to executive-level leadership with demonstrated skill conducting in-depth reporting, forecasting, and modeling to guide major business decisions. Knowledgeable forensic accountant with experience conducting investigations, identifying occurrences of fraud, and implementing strategies that strengthen corporate safeguards.

June 2016 to present. JV CPA INC, a registered CPA firm in Texas with offices in Houston, TX and the Philippines. Founder /Managing Partner June 2016 to Nov 2019 CFO Mary Jane’s CBD Dispensary Inc. a CBD retail chain in Texas, Georgia and North Carolina December 2017 to May 2019: CFO International Emergency and Development Aid (IEDA Relief Inc), a Houston based not for profit organization providing relief assistance and housing refugees in east and west Africa, funded by United Nations, World. Food Bank and UNICEF.Sept 2016 - April 15, 2017:  Senior Manager of Financial Reporting Albeck Financial Services Inc., an accounting and financial reporting firm with offices in Houston, Texas and China. August 2014 - July 2016: Audit Manager ThayerOneal, CPAs, a CPA firm in Sugar Land, Texas Providing assurance services to our portfolio of clients in the Public Sector, Healthcare, Micro-Cap Small SEC reporting, and Oil and Gas Service Companies. September 2001 August 2014 VP Finance Majestic Staffing Inc., an employment and staffing agency for healthcare workers based in Edinburg, Texas July 1991 TO August 2001 REAL ESTATE BROKER  Coldwell Banker Southwest Partner, a Texas real estate firm operating in Brenham and Houston, Texas. July 1986 to June 1991 KPMG (State of Bahrain, In the Middle East) Audit Manager: Providing assurance services to our portfolio of clients in the Public Sector, Hotel, Manufacturing, and Oil and Gas Service Companies.

Mr. Verar’s education includes a Master of Science in Accounting: CPA / Forensic Accounting 2012 Strayer University, Washington DC  Microsoft Certified System Engineer 1995 New Horizon Computer Learning Centers of Houston Master Course: Management Information System 1990 Institute of Advance Computer Technology Bachelor of Science in Commerce: Accounting (BBA Equivalent) 1982 Ateneo de Zamboanga (Xavier University) Philippines.

Mr. Verar’s professional certifications include CISA - Certified Information System Auditor since 2015 CPA - Certified Public Accountant Texas since 2013 CFE - Certified Fraud Examiner since 2012 CPA – Certified Public Accountant (Philippines) since 1983

Mr. Verar’s professional affiliations includeAmerican Institute of Certified Public Accountants (AICPA), Information Management and Technology Assurance (IMTA), Information System Audit and Control Association (ISACA), Texas Society of CPA’s, Houston CPA’s -Forensic & Valuation Committee member, Association of Certified Fraud Examiners (ACFE), and Healthcare Financial Management Association (HFMA).

Board of Directors

Our board of directors consists of five members, who serve one-year terms without any compensation.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

The Chairman of the Board of Directors is currently Darryl Payne, our Chief Executive Officer.  It is our intention to appoint a separate Chairman of the Board who is not our Chief Executive Officer following the completion of our initial public offering during our next year of operations. Our board of directors has made this decision based on their belief that an independent Chairman of the Board can act as a balance to the Chief Executive Officer, who also serves as a non-independent director.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Much of this work has been delegated to committees, which will meet regularly and report back to the full board. The audit committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters, the compensation committee evaluates the risks and rewards associated with our compensation philosophy and programs, and the nominating and corporate governance committee evaluates risk associated with management decisions and strategic direction.

Independent Directors

Nasdaq's rules generally require that a majority of an issuer's board of directors must consist of independent directors. Our board of directors currently consists of three (3) directors, Mr. Payne, Mr. Johnson, and Mr. George, with Mr. George considered independent within the meaning of Nasdaq's rules. We have entered into independent director agreements with Mr. Okechukwa Ukah and Dr. Marshall Thompson, pursuant to which they have been appointed to serve as independent directors of the Company effective immediately upon the effectiveness of the registration statement of which this prospectus forms a part. As a result of these board changes, our board of directors will consist of five (5) directors, three (3) of which will be independent within the meaning of Nasdaq's rules.

Committees of the Board of Directors

Our board has established an audit committee, a compensation committee, and a nominating and corporate governance committee, each with its own charter approved by the board. The committee charters have been filed as exhibits to the registration statement of which this prospectus is a part. Upon completion of this offering, we intend to make each committee’s charter available on our website at https://hempaccoinc.com/.

In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to it by our board of directors.

Audit Committee

Mr. George, Mr. Marshall, and Mr. Ukah, each of whom satisfies the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq's rules, will serve on our audit committee upon their appointment to the board, with Mr. George serving as the chairperson. Our board has determined that Mr. George qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things: (i) retaining and overseeing our independent accountants; (ii) assisting the board in its oversight of the integrity of our financial statements, the qualifications, independence and performance of our independent auditors and our compliance with legal and regulatory requirements; (iii) reviewing and approving the plan and scope of the internal and external audit; (iv) pre-approving any audit and non-audit services provided by our independent auditors; (v) approving the fees to be paid to our independent auditors; (vi) reviewing with our chief executive officer and principal financial officer and independent auditors the adequacy and effectiveness of our internal controls; (vii) reviewing hedging transactions; and (viii) reviewing and assessing annually the audit committee’s performance and the adequacy of its charter.

Compensation Committee

Mr. George, Mr. Marshall, and Mr. Ukah, each of whom satisfies the “independence” requirements of Rule 10C-1 under the Exchange Act and Nasdaq’s rules, will serve on our compensation committee upon their appointment to the board, with Mr. George serving as the chairperson. The members of the compensation committee are also “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The compensation committee is responsible for, among other things: (i) reviewing and approving the remuneration of our executive officers; (ii) making recommendations to the board regarding the compensation of our independent directors; (iii) making recommendations to the board regarding equity-based and incentive compensation plans, policies and programs; and (iv) reviewing and assessing annually the compensation committee’s performance and the adequacy of its charter.

Nominating and Corporate Governance Committee

Mr. George, Mr. Marshall, and Mr. Ukah, each of whom satisfies the “independence” requirements of Nasdaq’s rules, will serve on our nominating and corporate governance committee upon their appointment to the board, with Mr. George serving as the chairperson. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nominating and corporate governance committee will be responsible for, among other things: (i) identifying and evaluating individuals qualified to become members of the board by reviewing nominees for election to the board submitted by shareholders and recommending to the board director nominees for each annual meeting of shareholders and for election to fill any vacancies on the board; (ii) advising the board with respect to board organization, desired qualifications of board members, the membership, function, operation, structure and composition of committees (including any committee authority to delegate to subcommittees), and self-evaluation and policies; (iii) advising on matters relating to corporate governance and monitoring developments in the law and practice of corporate governance; (iv) overseeing compliance with the our code of ethics; and (v) approving any related party transactions.

The nominating and corporate governance committee’s methods for identifying candidates for election to our board of directors (other than those proposed by our shareholders, as discussed below) will include the solicitation of ideas for possible candidates from a number of sources - members of our board of directors, our executives, individuals personally known to the members of our board of directors, and other research. The nominating and corporate governance committee may also, from time-to-time, retain one or more third-party search firms to identify suitable candidates.

In making director recommendations, the nominating and corporate governance committee may consider some or all of the following factors: (i) the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, and subject to similar legal restrictions and oversight; (ii) the interplay of the candidate’s experience with the experience of other board members; (iii) the extent to which the candidate would be a desirable addition to the board and any committee thereof; (iv) whether or not the person has any relationships that might impair his or her independence; and (v) the candidate’s ability to contribute to the effective management of our company, taking into account the needs of our company and such factors as the individual’s experience, perspective, skills and knowledge of the industry in which we operate.

A shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice and information provisions contained in our bylaws. Such notice must be in writing to our Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one-hundred-twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made or as otherwise required by the Exchange Act. In addition, shareholders furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of shareholders entitled to vote at such meeting.

Code of Ethics

We have not adopted a Code of Ethics for the Board and any salaried employees.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

The following discussion and analysis of compensation arrangements should be read together with the compensation tables and related disclosures that follow. This discussion contains forward-looking statements that are based on our current plans and expectations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the programs summarized in this discussion. The following discussion may also contain statements regarding corporate performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Summary Compensation Table - Years Ended December 31, 2023, and 2024

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary (1)		Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Darryl Payne	2023	$-	(6)	$-	$-	$-	$-	$-
	2024	$-	(6)	$-	$-	$-	$-	$-
Chief Executive Officer, President, Treasurer & Secretary

__________

(1)The dollar value of salary (cash and non-cash) earned.

(2)The dollar value of bonus (cash and non-cash) earned.

(3)The value of the shares of common stock issued as compensation for services computed in accordance with ASC 718 on the date of grant.

(4)The value of all stock options computed in accordance with ASC 718 on the date of grant.

(5)All other compensation received that could not be properly reported in any other column of the table.

(6)Mr. Payne has not received any salary, bonuses, or other compensation to date.

Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

On March 1, 2025, we entered into an employment agreement with Mr. Payne. Pursuant to the employment agreement, which has an initial term of three years, Mr. Payne agreed to act as our Chief Executive Officer, devote his full time (approximately 40 hours per week) and attention to the performance of Company duties, and we agreed to pay Mr. Payne an annual base salary of $3,000,000, as well as an annual bonus  based on Mr. Payne’s and the Company’s performance, each as determined by our Board of Directors (the “Board”). Mr. Payne is also eligible to receive annual grants of long-term incentive awards and participate in other Company employee benefit plans, if any, and is entitled to take 30 days of paid vacation during each 12-month period. Mr. Payne is to be reimbursed for expenses incurred in connection with his employment, and during the period of Mr. Payne’s employment with the Company. Mr. Payne’s employment can be terminated by the Company at any time or by Mr. Payne upon the provision of 30 days’ notice to the Company. If the Company terminates Mr. Payne’s employment for a reason other than “Cause” (as defined below), Mr. Payne will be entitled to a severance payment in an amount equal to 12 months of Mr. Payne’s base salary in effect as of the termination. If Mr. Payne’s employment is terminated (i) by the Company without Cause following a “Change in Control” (as defined below), or (ii) following a Change in Control, because Mr. Payne has resigned due to a material reduction in his authority, duties or responsibilities, a material reduction in his base salary or benefits, a mandatory relocation more than 50 miles from Mr. Payne’s then-current place of employment, or the Company’s failure to obtain the assumption of the employment agreement upon the Change in Control, then Mr. Payne will be entitled to a severance payment in an amount equal Mr. Payne’s base salary in effect as of the termination (or the highest base salary during the three years prior to the termination) plus the average annual bonus for the prior three years (or if the termination occurs before the annual bonus is paid for the employee’s first year of employment, 110% of the base salary). “Cause” is generally defined as (i) conviction or plea of no contest to the commission of a felony or any misdemeanor that is causing substantial harm to the Company or is a crime of moral turpitude, (ii) repeated intoxication by alcohol or drugs that materially and adversely affects the employee’s performance of his duties, (iii) malfeasance in the conduct of the employee’s duties, including misuse or diversion of Company funds, embezzlement, or misrepresentations or concealments on any written reports submitted by or on behalf of the Company, (iv) violation of any provision of the employment agreement, (v) failure to perform the duties required by the employee’s employment with the Company after the employee shall have been informed, in writing, of the material failure, and given 30 days to remedy the failure, or (vi) failure to follow or comply with the reasonable and lawful written directives or policies of the Company.  “Change in Control” is generally defined as an acquisition of 40% or more of the voting securities of the Company, the approval by the Company’s stockholders of a complete liquidation or dissolution, or the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, unless following the transaction (i) the beneficial owners of the Company’s voting securities before the transaction continue to beneficially own more than 60% of the voting securities of the Company after the transaction, (ii) no beneficial owner owns more than 40% of the voting securities of the Company after the transaction unless that ownership existed prior to the transaction, and (iii) at least a majority of the Board members after the transaction were members of the Board before the transaction.

Outstanding Equity Awards at Fiscal Year-End

No executive officer named above had any unexercised options, stock that has not vested or equity incentive plan awards outstanding as of December 31, 2023 and 2024.

Director Compensation

No member of our board of directors received any compensation for his or her services as a director during the fiscal years ending December 31, 2023 and 2024, nor do they currently receive any compensation for such services.

Equity Incentive Plans

Long-Term Incentive Plans. The Company does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. The Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Significant Employees

We have no significant employees other than Officers/Directors.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our directors or executive officers:

1.any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4.being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.Any Federal or State securities or commodities law or regulation; or

b.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

c.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our officers/directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the date of this prospectus for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. The following table assumes that the underwriters have not exercised the over-allotment option.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days of the date of this prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days of the date of this prospectus are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 37,880,000 shares of our common stock, issued and outstanding as of January 30, 2025, and the “Percent of Class After This Offering” below assumes 1,250,000 shares are sold in the offering. We do not have any outstanding options, warrants exercisable for, or other securities convertible into shares of our common stock within the next 60 days which are deemed beneficially owned by the holder thereof. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 7582 Las Vegas Blvd. South, Las Vegas, Nevada 89123.

Name of Beneficial Owner	Title of Class	Amount of Beneficial Ownership Before Offering		Amount of Beneficial Ownership After Offering		Percent of Class Before This Offering	Percent of Class After This Offering
Darryl Payne (1)	Common Stock	33,100,000	(2)	33,100,000	(2)	87.4%	86.4%
Anthony Wilham	Common Stock	2,000,000		1,750,000	(3)	5.3%	4.5%
Daryll Johnson (3)	Common Stock	858,000		858,000	(8)	2.3%	2.2%

All Officers and Directors as a Group	Common Stock	33,958,000		33, 958,000		89.6%	86.8%

(1)CEO and Director of TV Channels Network Inc.

(2)Consists of 30,000,000 shares of common stock held directly in Mr. Payne’s name, 2,100,000 shares of common stock held in the name of Mr. Payne’s spouse, 500,000 shares of common stock held in the name of Mr. Payne’s child, Starsha Payne (who shares the same household with Mr. Payne), and 500,000 shares of common stock held in the name of Mr. Payne’s child, Jeanae Payne (who shares the same household with Mr. Payne.

(3)Mr. Wilham is registering 250,000 shares of common stock for resale, and the number of shares (and percent) after the offering assumes all such shares have been sold by Mr. Wilham.

(4)Director of TV Channels Network Inc.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

Stock Option Plan

The Company currently does not have a formal employee stock option plan. However, the Company’s Board of Directors may institute a formal stock option plan upon the successful conclusion of the offering. The Company will not grant options and warrants in excess of 15% of the total number of outstanding shares to officers, directors, employees or 5% shareholders for a one-year period following the offering. Furthermore, the Company will not issue options or warrants to the listed persons with an exercise price of less than 85% of the fair market value of the Common Stock on the date of the grant.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR SECURITIES

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the Code, applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service, or IRS, will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•an entity or arrangement treated as a partnership;

•an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

•a Non-U.S. Holder that is a financial institution, insurance company, tax-exempt organization, pension plan, broker, dealer or trader in securities, dealer in currencies, U.S. expatriate, controlled foreign corporation or passive foreign investment company;

•a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding common stock.

In addition, this summary does not address any U.S. state or local, or non-U.S. or other tax consequences, or any U.S. federal income or estate tax consequences for beneficial owners of a Non-U.S. Holder, including shareholders of a controlled foreign corporation or passive foreign investment company that holds our common stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

We do not currently expect to pay any cash dividends on our common stock. If we make distributions of cash or property (other than certain pro rata distributions of our common stock) with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax rules. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in our common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “Dispositions of Our Common Stock.”

Distributions on our common stock that are treated as dividends and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons. An exception may apply if the Non-U.S. Holder is eligible for, and properly claims, the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In such case, the Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will not be subject to the U.S. withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits tax” at a 30% rate (unless the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. The amount of taxable earnings and profits is generally reduced by amounts reinvested in the operations of the U.S. trade or business and increased by any decline in its equity.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under any relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including U.S. withholding tax) on gain recognized on any sale or other disposition of our common stock unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in such case, the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

•the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets certain other requirements; in such case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S. source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even if the Non-U.S. Holder is not treated as a resident of the United States under the Code; or

•we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock are “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations) at any time during the calendar year in which the disposition occurs. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding any possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding.”

Federal Estate Tax

Any shares of our common stock that are owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in that individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) may apply to dividends paid by U.S. corporations in some circumstances, but will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person or is otherwise entitled to an exemption. However, the applicable withholding agent generally will be required to report to the IRS (and to such Non-U.S. Holder) payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld from those payments. In accordance with applicable treaties or agreements, the IRS may provide copies of such information returns to the tax authorities in the country in which the Non-U.S. Holder resides.

The gross proceeds from sales or other dispositions of our common stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of any of our common stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as FATCA) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, U.S. Treasury regulations proposed in December 2018 eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed U.S. Treasury regulations until final U.S. Treasury regulations are issued. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our officers and directors own a super majority of the voting rights in the Company, as outlined in the ownership table above.

The Company’s Director has contributed office space for our use for all periods presented.  There is no charge to us for the space, and the director will not seek compensation for the use of this space. Related party loans and due to our CEO, Darryl Payne, were $204,582 and $65,907 as of December 31, 2024 and December 31, 2023, respectively. The related party amounts are funds borrowed by the Company to fund the Company’s daily operations. The loans are non-interest bearing with no maturity date, due on demand, and there are no other covenants. To date, Mr. Payne has paid a total of $148,633.04 in office rent on behalf of the Company.  In addition, Mr. Payne $4,089.25 on behalf of the Company to FINRA, and $3,665.42 to the SEC for filing fees.

Our officers and directors can be considered promoters of TV Channels Network Inc. in consideration of their participation and managing of the business of the company since its incorporation.

UNDERWRITING

In connection with this offering, we expect to enter an underwriting agreement with Craft Capital Management, LLC (which we refer to as the Representative), as representative of the underwriters named in this prospectus, with respect to the common stock in this offering. Under the terms and subject to the conditions contained in the underwriting agreement, the Representative will agree to purchase from us on a firm commitment basis the respective number of shares of commons stock at the public price less the underwriting discounts and commissions set forth on the cover page of this prospectus, and each of the underwriters has severally agreed to purchase, and we have agreed to sell to the underwriters, at the public offering price per shares less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of Shares
Craft Capital Management, LLC	1,250,000
Total	1,250,000

The shares of common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any shares of common stock sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[ ] per share. If all of the shares are not sold at the initial offering price, the Representative may change the offering price and the other selling terms. The Representative has advised us that the underwriters do not intend to make sales to discretionary accounts. The underwriting agreement will provide that the obligations of the underwriters to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters. The obligation of the underwriters to purchase the shares of common stock is conditioned upon our receiving approval to list the shares of common stock on NASDAQ.

If the underwriters sell more shares of common stock than the total number set forth in the table above, we have granted to the Representative an option, exercisable one or more times in whole or in part, not later than 45 days after the date of this prospectus, to purchase up to 187,500 additional shares of common stock at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, constituting 15% of the total number of shares of common stock to be offered in this offering (excluding shares subject to this option). The Representative may exercise this option solely for the purpose of covering over-allotments in connection with this offering. This offering is being conducted on a firm commitment basis. Any shares of common stock issued or sold under the option will be issued and sold on the same terms and conditions as the other shares of common stock that are the subject of this offering.

Discounts and Commissions; Expenses

The underwriting discounts and commissions are a cash fee equal to 7.5% of gross proceeds from the sale of securities in this offering. We have been advised by the representative that the underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of $[ ] per share under the public offering price. After the offering, the representative may change the public offering price and other selling terms.

The following table summarizes the public offering price and the underwriting discounts and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise in full and non-exercise of the over-allotment option that we have granted to the Representative):

	Per Share	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Non-accountable expense allowance (1%)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)Does not include (i) the warrant to purchase a number of shares of common stock equal to 7% of the number of shares sold in the offering, or (ii) amounts representing reimbursement of certain out-of-pocket expenses, each as described below.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total number of shares of common stock equal to 6% of the total number of shares of common stock sold in this offering at an exercise price equal to 125% of the public offering price of the common stock sold in this offering. The Representative’s warrants will be exercisable at any time, and from time to time, in whole or in part, commencing from the closing of the offering and expiring five (5) years from the effectiveness of the offering, and will have a cashless exercise provision. The Representative’s warrants are not exercisable or convertible for more than five years from the commencement of sales of the public offering. The Representative’s warrants also provide for customary anti-dilution provisions and immediate “piggyback” registration rights with respect to the registration of the shares underlying the warrants for a period of seven years from commencement of sales of this offering. We have registered the Representative’s warrants and the shares underlying the Representative’s warrants in this offering.

The Representative’s warrants and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a 180-day lock-up period pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrants nor any of our common stock issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following commencement of sale of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

We have agreed to pay the Representative a non-accountable expense allowance equal to 1% of the gross proceeds received at the closing of this offering.

We have agreed to reimburse the Representative for reasonable out-of-pocket expenses incurred by the Representative in connection with this offering, regardless of whether the offering is consummated, up to $200,000. The Representative out-of-pocket expenses include but are not limited to: (i) road show and travel expenses, (ii) reasonable fees of Representative’s legal counsel, (iii) the cost of background check on our officers, directors and major shareholders and due diligence expenses. As of the date of this prospectus, we have paid the Representative refundable advances of $[ ], which shall be applied against its actual out-of-pocket accountable expenses. Such advance payments will be returned to us to the extent any portion of the advance is not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

In connection with the offering, the underwriters may purchase and sell shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•Short sales involve secondary market sales by an underwriter of a greater number of shares than they are required to purchase in the offering.

•“Covered” short sales are sales of shares in an amount up to the number of shares represented by the over-allotment option.

•“Naked” short sales are sales of shares in an amount in excess of the number of shares represented by the over-allotment option.

•Covering transactions involve purchases of shares either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•To close a naked short position, an underwriter must purchase shares in the open market after the distribution has been completed. A naked short position is more likely to be created if an underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•To close a covered short position, an underwriter must purchase shares in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of shares to close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

•Stabilizing transactions involve bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Determination of Offering Price

In determining the initial public offering price, we and the Representative have considered a number of factors, including:

•the information set forth in this prospectus and otherwise available to the Representative;

•our prospects and the history and prospects for the industry in which we compete;

•an assessment of our management;

•our prospects for future revenue and earnings;

•the general condition of the securities markets at the time of this offering;

•the recent prices of, and demand for, shares sold by us prior to this offering;

•the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•other factors deemed relevant by the Representative and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Representative can assure investors that an active trading market will develop for our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Indemnification

We have agreed to indemnify the Representative and the other underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the Representative and the other underwriters may be required to make for these liabilities.

Right of First Refusal

The Representative has the right of first refusal for eighteen (18) months following the consummation of this offering or the termination or expiration of the engagement with the Representative to act as financial advisor or to act as joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or our assets, whether in conjunction with another broker-dealer or on the Company’s own volition (collectively, “Future Services”). In the event that we engage the Representative to provide such Future Services, the Representative will be compensated consistent with the engagement agreement with the Representative, unless we mutually agree otherwise. To the extent we are approached by a third party to lead any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of our equity or assets, the Representative will be notified of the transaction and be granted the right to participate in such transaction under any syndicate formed by such third party.

No Sales of Similar Securities

We have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of common stock at a price per share that is less than the price per shares of common stock in this offering, or modify the terms of any existing securities, whether in conjunction with another broker-dealer or on the Company’s own volition for a period of twelve months after the closing of this offering without the prior written consent of the Representative.

Lock-Up Agreements

Our officers, directors and Darryl Payne, our majority shareholder (which owns approximately 79% of our common stock as of January 30, 2025), and our shareholders holding over 5% of our common stock have each agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of our common stock for a period of twelve months following the closing of this offering (the “Lock-Up Period”), except that the shareholders are permitted to transfer shares so long as (a) the transferee executes a lock-up agreement for the balance of the Lock-Up Period, (b) the transfer is not a disposition for value, (c) the transfer is not required to be reported in any public report or filing with the SEC, and (d) the shareholder does not voluntarily effect any public filing or report regarding such transfer: (i) as a gift, (ii) to any immediate family member, (iii) if the shareholder is a business entity that transfers the shares to another entity that is an affiliate of the shareholder or if the shareholder is a business entity that transfers the shares to its limited partners, members or stockholders, (iv) if the shareholder is a trust that transfers the shares to a trust beneficiary, or (v) by will or other testamentary document or intestate succession, or by operation of law pursuant to a domestic order or in connection with a divorce settlement.

Notwithstanding the above, the underwriters have agreed to waive the lock-up requirement for shares of common stock being sold by the selling stockholders named in the Resale Prospectus. Further, the underwriters of this offering may engage in stabilization activities as described above. The Representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the Lock-Up Period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Electronic Offer, Sale and Distribution of Common Stock

A prospectus in electronic format may be made available on the websites maintained by the Representative. In addition, shares of common stock may be sold by the Representative to securities dealers who resell our common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as Representative and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our common stock, or the possession, circulation or distribution of this prospectus or any other material relating to us or our common stock, where action for that purpose is required. Accordingly, our common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with our common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful. In particular, our common stock has not been qualified for distribution by prospectus in Canada and may not be offered or sold in Canada during the course of their distribution hereunder except pursuant to a Canadian prospectus or prospectus exemption.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS

The Law Offices of Thomas C. Cook, Ltd. has opined on the validity of the shares of common stock being offered hereby. The underwriter has been represented in connection with this offering by Brunson Chandler & Jones, PLLC.

EXPERTS

The financial statements included in this prospectus and in this registration statement have been audited by Suri & Co., Chartered Accountants, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of TV Channels Network Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549.  Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our stockholders with annual reports containing audited financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For Years Ended December 31, 2024 and 2023

To the Board of Directors and Stockholders

TV Channels Network Inc.

7582 Las Vegas Blvd. South

Las Vegas, Nevada.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of TV Channels Network (the Company) as of December 31, 2024, and 2023, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2024 and 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years ended December 31, 2024, and 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial doubt about the Company's ability to continue as a going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses since inception, has a stockholders’ deficit, and the Company and has not generated sufficient revenues to date to cover its operating costs – these factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB. We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

A critical audit matter is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee or the Company’s governance and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating a critical audit, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate. We determined that there are no critical audit matters communicated or required to be communicated to the audit committee.

/s/ Suri & Co., Chartered Accountants

Firm ID PCAOB ID 6727

Mumbai, India

March 28, 2025

We have served as the Company’s auditor since 2024. April 26, 2024

TV Channels Network Inc.

Balance Sheet Statement

As of December 31, 2024 and restated 2023

	December 31,
	2024	2023
		(restated)
ASSETS
Current assets
Cash and cash equivalents	$266	$374
Total current assets	266	374

Operating lease, right of use asset	194,567	244,837
Deposits	5,550	5,550
Total assets	$200,383	$250,761

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts Payable	$204,582	$65,908
Operating lease liability - current portion	56,446	50,240
Total current liabilities	261,028	116,148

Operating lease liability	152,246	208,692
Total liabilities	$413,274	$324,840

Commitment and contingencies (See Note 6)

Stockholders’ equity (deficit)
Common stock - no par value 800,000,000 authorized shares; 40,191,850 and 38,521,700 issued and outstanding for December 31, 2024 and December 31, 2023 respectively	-	-
Additional paid-in capital	1,100	1,100
Accumulated surplus/(deficit)	(213,991)	(75,179)
Total stockholders’ equity (deficit)	(212,891)	(74,079)
Total liabilities and stockholders’ equity (deficit)	$200,383	$250,761

The accompanying notes are an integral part of these financial statements.

TV Channels Network Inc.

Statement of Operations and Comprehensive Loss

	Year ended December 31,
	2024	2023
		(restated)

Net revenue	$-	$-

Operating expenses:
General and administrative	138,812	73,132
Total operating expenses	138,812	73,132

Loss from operations	(138,812)	(73,132)

Other expenses
Impairment Loss	-	500
Total other expenses	-	500

Net loss	$(138,812)	$(73,632)

Weighted average common shares outstanding - basic and diluted	3,93,63,538	3,61,99,577
Net loss per common share - basic and diluted	$(0.004)	$(0.002)

The accompanying notes are an integral part of these financial statements.

TV Channels Network Inc.

Statements of Stockholders’ Equity (Deficit)

	Common Stock
	Shares	Amounts	Additional Paid In Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
		($)	($)	($)	($)
Balance at December 31, 2022	32,028,000	-	1,100	(1,547)	-
Shares issued during the year	6,493,700	-	-	-	(447)
Net loss	-		-	(73,632)	-
Balance at December 31, 2023 (restated)	38,521,700	-	1,100	(75,179)	(73,632)
Shares issued during the year	1,670,150	-	-	-	(74,079)
Net loss	-	-	-	(138,812)	-
Balance at December 31, 2024	40,191,850	-	1,100	(213,991)	(138,812)

The accompanying notes are an integral part of these financial statements.

TV Channels Network Inc.

Statement of Cash Flow

	Year ended December 31,
	2024	2023
		(restated)
Cash flows from operating activities:
Net loss	$(138,812)	$(73,632)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment Loss	-	500
Changes in operating assets and liabilities	138,704	73,427
Net cash used in operating activities	(108)	296

Cash flows from investing activities:
Net cash used in investing activities	-	-

Cash flows from financing activities:
Net cash used in financing activities	-	-

Net change in cash and cash equivalents	(108)	296
Cash and cash equivalents at beginning of year	374	78
Cash and cash equivalents at end of year	266	374

The accompanying notes are an integral part of these financial statements.

TV Channels Network Inc.

Notes to the Financial Statements

As of December 31, 2024 and restated December 31, 2023

1.DESCRIPTION OF THE BUSINESS

TV Channels Network Inc. (The company) was established in August 2022 in Nevada.

TV Channels Network basic service is FREE. Users can sign up now to watch various movies. Agreements are currently signed to offer subscribers 350 National Live TV Cable Channels and around 40,000 movie titles once funding is completed. Live TV Channels will be offered as an up-sell to users. Top-tier films from major studios will be available on the platform once funding needs are met. Plus, TV Channels Network intends to become the first streaming service to offer subscribers 100 Video Music Concert Channels. The Video on Demand Pay Per View side of the streaming platform is already built out. The Legends of Classic Soul concerts will be available as Pay Per View events. The Legends of Classic Soul features concerts by The Four Tops, The Chi-Lites, The Dramatics, The Whispers, The Dells, The Manhattans, Harold Melvin’s Blue Notes, The Main Ingredient featuring Cuba Gooding, The Temptations Review featuring Dennis Edwards, and many more additional R&B groups.

TV Channels Network intends to feature many rock and rap legends from PBS On Tour Concert series. On Tour recorded an unprecedented historic 151 artists live in concert in 1997 on video. Full length concerts were recorded on Sting, Meatloaf, Ozzy Osbourne, Lenny Kravitz, Busta Rhymes, Lou Reed, The Cure, Devo, Hot Tuna, Dennis Brown, Bad Religion, Joan Osborne, Goo Goo Dolls, Bruce Hornsby, Indigo Girls, Smashing Pumpkins, No Doubt, Common Sense, Vic Chestnutt, White Zombie, Big Mountain, A Tribe Called Quest, Tears For Fears, The Fugees and Cypress Hill are some of the many artists in this legendary concert series. TV Channels Network’s goal is to enter new current revenue sharing agreements with every artist in this series once funding is completed.

TV Channels Network helps fund and is a partner of World Class Pro Wrestling. World Class Pro Wrestling promotes live monthly events which sometimes features various former and current WWE & AWE wrestlers. Subscribers have full access to watch all the exciting wrestling action right now on TV Channels Network - TV Channels Network.

TV Channels Network plans to compete with Amazon Prime Video, Apple’s Streaming Service, Disney+, HBO Max, Hulu, Peacock, Paramount Plus, Discovery, Netflix, YouTube, and others on the AVOD/TVOD (Streaming Video on Demand) market. In addition, the company intends to offer more affordable subscription prices. Access to Pay Per View Live Concert Events will be the first of its kind. TV Channels Network custom apps will be available on many devices.

TVCN service will include Dynamic Ad Insertion. This will allow our company to generate revenue by inserting ads into live linear programming and video on demand content. The plan is to gain viewers with various marketing and social media campaigns.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

2.1.Basis of Presentation

The Company’s fiscal year ends on December 31.

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S.GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

2.2.Use of Estimates

The preparation of financial statements in conformity with the U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas requiring significant estimates and assumptions by the Company include, but are not limited to fair value of financial instruments and lease-term.

Management evaluates the estimates and assumptions based on historical experience and believes those estimates and assumptions are reasonable based on the information available to them.

2.3.Cash and cash equivalents

The Company considers all balances with banks, short-term highly liquid investments with an original maturity date of purchase of three months or less to be cash equivalents.

2.4.Software

The Company is developing a website that manages the library of the movies and the customer subscriptions, any amount paid toward the development of the website is capitalized. During 2023, the software is tested for impairment and is carried at cost less impairment loss. There has been no change in the year 2024.

2.5.Fair value of financial instruments

We value our financial assets and liabilities on a recurring basis using the fair value hierarchy established in Accounting Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures.

ASC 820 describes three levels of inputs that may be used to measure fair value, as follows:

Level 1 input, which include quoted prices in active markets for identical assets or liabilities;

Level 2 inputs, which include observable inputs other than Level 1 inputs, such as quoted prices for similar assets or liabilities; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability; and

Level 3 inputs, which include unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the underlying asset or liability. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

2.6.Income taxes

The Company’s income tax benefit differs from the expected income tax benefit by applying the U.S. Federal statutory rate of 21% to net income (loss).

The Company recognizes deferred tax assets to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. The Company’s ability to utilize net operating loss carryforwards will depend on its ability to generate adequate future taxable income. The Company assessed the need for a valuation allowance against its net deferred tax assets and determined a full valuation allowance is required due to the cumulative losses through December 31, 2024 and no history of generating taxable income and hence deferred tax asset has not been recognized.

2.7.Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, establishes incremental disaggregation of income tax disclosures pertaining to the effective tax rate reconciliation and income taxes paid. This standard is effective for fiscal years beginning after December 15, 2024, and requires prospective application with the option to apply it retrospectively. We intend to adopt this standard as and when it is applicable.

ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires disaggregation of specific expense categories in the notes to the financial statements and a qualitative description of the remaining expense amounts not separately disaggregated. This standard is effective for annual reporting periods beginning after December 15, 2026, and requires prospective application with the option to apply it retrospectively. We are currently evaluating the potential impact of adopting this standard on our disclosures and we intend to adopt this as and when applicable.

2.9.General and Administrative Expenses

General and administrative expenses consist of audit, legal fees, employee costs, operating lease expenses and other operating expenses for the years ended December 31, 2024 and 2023.

2.10.Restatement of Previously Issued Financial Statements

During the course of the Independent Audit of the Company’s fiscal year December 31, 2024 along with already audited comparative figures of December 31, 2023, the financial statements, the Company’s Auditor identified errors that were determined to be material in the financial year ended December 31, 2023 financial statements which were required to be restated in the financial statements for the year ended December 31, 2023.

As a result, the Company has restated the balance as of December 31, 2023 in accordance with ASC 250, Accounting Changes and Error Corrections (the “restated financial statements”).

Description of Restatement

a. Operating Expenses and Security Deposits

Adjustments were required for operating expenses (rent expenses, payroll costs, electricity and other software costs) for the fiscal year ended December 31, 2023. The change addressed the identified under-reporting of expenses incurred and the deposits paid but omitted to be accounted and the leases entered into in 2023 but omitted to be accounted. The error understated the previously reported operating expenses by $65,878 for the year ended December 31, 2023.

b. Leases

Adjustments were required for recognizing the operating lease entered into by the company in the fiscal year ended December 31, 2023. The change addressed the identified omission of operating lease liability and a corresponding right of use asset. The error understated the previously reported operating lease liability and corresponding right of use asset by $258,933 and $244,837 respectively as at December 31, 2023.

	December 31, 2023
	As previously reported	Restatement impact	Restatement reference	As restated
Net revenue	$-	$-		$-

Operating expenses:
General and administrative	7,253	65,879	2.10(a)	73,132
Total operating expenses	7,253	65,879		73,132

Loss from operations	(7,253)	(65,879)		(73,132)

Other expenses
Impairment Loss	500	-		500
Total other expenses	500	-		500

Net loss	$(7,753)	$(66,379)		$(73,632)

	December 31, 2023
	As previously reported	Restatement impact	Restatement reference	As restated
ASSETS
Current assets:
Cash and cash equivalents	$374			$374
Total current assets	374			374
Operating lease, right of use asset	-	244,837	2.10 (b)	244,837
Deposits	-	5,550	2.10 (b)	5,550
Total assets	$374	$250,387		$250,761

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$8,574	$57,334	2.10 (a)	$65,908
Operating lease liability - current portion	-	50,240	2.10 (b)	50,240
Total current liabilities	8,574	107,574		116,148
Operating lease liability	-	208,692	2.10 (b)	208,692
Total liabilities	$8,574	$316,266		$324,840

Commitment and contingencies

Stockholders' equity (deficit)
Common stock - no par value 800,000,000 authorized shares; 38,521,700 and 38,521,700 issued and outstanding for December 31, 2024 and December 31, 2023 respectively	-			-
Additional paid-in capital	1,100			1,100
Accumulated surplus/(deficit)	(9,300)	(65,879)	2.10 (a)	(75,179)
Total stockholders’ equity (deficit)	(8,200)	(65,879)		(74,079)
Total liabilities and stockholders’ equity (deficit)	$374	$250,387		$250,761

2.11.Lease

The operating lease cost (operating cash flows) for the operating leases of the company is $68,128 and $52,121 for the years ended December 31, 2024 and 2023 respectively, which are recognized in the General and Administrative Expenses.

Supplemental balance sheet information related to leases are as follows:

	December 31,
	2024	2023
Operating Leases
Right-of-Use Assets	$ 194,567	$ 244,837

Short-term Lease Liabilities	56,446	50,240
Long-term Lease Liabilities	152,246	208,692
Total Lease Liabilities	$ 208,692	$ 258,932

Weighted Average Remaining Lease Term (in years)	3.25	4.25

Weighted Average Discount Rate	8.00%	8.00%

December 31, 2024
2025	$ 70,142
2026	72,246
2027	74,413
2028	18,740
Total Lease Payments	235,540
Less: Imputed interest	(26,848)
Total	$ 208,692

3.GOING CONCERN

The Company currently has limited operations. The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $ 213,991 as of December 31, 2024 and $75,179 as of December 31, 2023. The Company has a limited operating history, and its continued growth is dependent upon the start of selling its services; hence generating revenues and obtaining additional financing to fund future obligations and pay liabilities arising from normal business operations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. There are no assurances that the Company will be successful in its efforts to generate significant revenues, maintain sufficient cash balance or report profitable operations or to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. However, there is no assurance these plans will be realized and that any additional financings will be available to the Company on satisfactory terms and conditions, if any.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

4.RELATED PARTY TRANSACTIONS

Related party dues to CEO were $204,582 and $65,908 as of December 31, 2024 and December 31, 2023, respectively. The related party short-term advances were received to fund the Company’s daily operations and are non-interest bearing and due on demand.

5.COMMON STOCK

The Company is authorized to issue 800,000,000 of common shares with no par value, and any amount paid is considered as Additional Paid In Capital. As of December 31, 2024, the company had issued 40,191,850 shares.

6.COMMITMENTS AND CONTINGENCIES

There are no commitments and no contingent liabilities outstanding as at December 31, 2024 and December 31, 2023.

7.SUBSEQUENT EVENTS

The company has evaluated subsequent events for recognition and disclosure through March 28, 2025, which is the date the financial statements were available to be issued. No other matters were identified affecting the accompanying financial statements and related disclosures.

[BACK COVER PAGE OF PROSPECTUS]

PROSPECTUS

[date]

TV CHANNELS NETWORK INC.

1,250,000 SHARES OF COMMON STOCK

Dealer prospectus delivery obligation

UNTIL [DATE], ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

50

TV Channels Network Inc.

_____________________________________

PRELIMINARY PROSPECTUS

_____________________________________

Underwriter

CRAFT CAPITAL MANAGEMENT, LLC

_____________, 2025

Until [ ], 2025, 25 days after the date of this prospectus, all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

51

[Alternate Page for Resale Prospectus]

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 30, 2025

TV Channels Network Inc.

TV Channels Network Inc.

_________

Shares of Common Stock

This prospectus relates to 2,550,550 shares of common stock, par value $0.001 per share, of TV Channels Network Inc. that may be sold from time to time by the selling stockholders named in this prospectus.  Concurrently, we are registering an initial public offering of our common stock. We are offering 1,250,000 shares of our common stock, assuming a public offering price of $5.00 per share (which is the midpoint of the estimated range of the public offering price). We currently estimate that the public offering price will be between $4.00 and $6.00 per share.

We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders.  The resale offering is not conditioned on either the completion of the public offering or being approved for listing on Nasdaq.  The selling shareholders may offer and sell their shares at prices below the price of the shares in the public offering.  Purchasers in this offering may be buying shares in a company that does not receive proceeds from a completed public offering.

Currently, no public market exists for our common stock. We have applied to list our common stock on the Nasdaq Capital Market, or Nasdaq, under the symbol “TVCN”. There can be no assurance that we will be able to meet Nasdaq’s initial listing requirements or that we will otherwise be approved for listing.

We are majority-owned by Darryl Payne, and are therefore a “controlled company” under Nasdaq corporate governance rules and are eligible for certain exemptions from these rules, though we do not intend to rely on any such exemptions.  See “Risk Factors - We will be a ‘controlled company’ within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies” on page 25 for more information.

The selling stockholders may offer and sell the common stock being offered by this prospectus from time to time in public or private transactions, or both. These sales will occur at a fixed price of $[ ] per share until our common stock is quoted on the OTCQB or OTCQX marketplace, or listed on a national securities exchange. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Investing in our securities is highly speculative and involves a significant degree of risk.    See “Risk Factors” beginning on page 25 of this prospectus for a discussion of information that should be considered before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2025.

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The Offering

Common stock offered by the selling stockholders:	This prospectus relates to 2,550,550 shares of common stock that may be sold from time to time by the selling stockholders named in this prospectus.

Shares outstanding:	39,130,000 shares of common stock (or 39,317,500 shares if the underwriters exercise the over-allotment option in full).

Use of proceeds:	We will not receive any proceeds from the sales of outstanding common stock by the selling stockholders.

Risk factors:

Investing in our securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 15.

Trading market and symbol:

We have applied to list our common stock on Nasdaq under the symbol “TVCN.” There can be no assurance that we will be able to meet Nasdaq’s initial listing requirements or that we will otherwise be approved for listing.

The number of shares of common stock outstanding assumes the issuance by us of shares of common stock pursuant to the Public Offering Prospectus filed contemporaneously herewith.

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[Alternate Page for Resale Prospectus]

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

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[Alternate Page for Resale Prospectus]

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of January 30, 2025, by the selling stockholders identified below (the “Selling Stockholders”) prior to the offering contemplated by this prospectus, the number of shares each Selling Stockholder is offering by this prospectus, and the number of shares which each would own beneficially if all such offered shares are sold. The Selling Stockholders can offer all, some or none of their shares of common stock, and thus we have no way of determining the number of shares of common stock each Selling Stockholder will hold after this offering. Therefore, the fourth and fifth columns assume that each Selling Stockholder will sell all shares of common stock covered by this prospectus.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the Selling Stockholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  The percentages below are calculated based on 37,880,000 shares of our common stock issued and outstanding as of January 30, 2025.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Alexander, Catina	1,000	1,000	0	0.0%
Carrier, Allyssa Raejean	1,000	1,000	0	0.0%
Anderson-Lang, Ricci Voncella	1,000	1,000	0	0.0%
Anderson, Danny	1,000	1,000	0	0.0%
Andrews, Daniel	3,000	3,000	0	0.0%
Arcangel, Linda	4,000	4,000	0	0.0%
Baskerville, Charles A.	1,000	1,000	0	0.0%
Bates, Jr., Nathaniel R.	1,500	1,500	0	0.0%
Bates, Sonya	1,000	1,000	0	0.0%
Williams, Bauford, Darin	10,000	10,000	0	0.0%
Bell, Delicia	22,000	22,000	0	0.0%
Williams, Bernard	1,000	1,000	0	0.0%
Bey, Majeeda Rani	19,000	19,000	0	0.0%
Bey, Maurice	3,000	3,000	0	0.0%
Bey, Maurice & Yasmeen	3,000	3,000	0	0.0%
Black, Tiara	1,000	1,000	0	0.0%
Clary, Jr., Bobby G.	1,000	1,000	0	0.0%
Clark-Bowles, Inez	1,000	1,000	0	0.0%
Bowman, Maurice	1,250	1,250	0	0.0%
Bridges, Faith	1,000	1,000	0	0.0%
Brisco III, John Curly	18,000	18,000	0	0.0%
Brown, Sr., Larry Dexter	1,000	1,000	0	0.0%

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Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Brown, Mark V.	1,500	1,500	0	0.0%
Brown, Sabrena C.	1,500	1,500	0	0.0%
Burns, Sharita	6,500	6,500	0	0.0%
Cager, Yvette	3,000	3,000	0	0.0%
Cajun Connection Collaborative, LLC (2)	2,000	2,000	0	0.0%
Carrier, John Floyd	12,000	12,000	0	0.0%
Freeman, Chesa	2,000	2,000	0	0.0%
Chillious, Shanda	1,000	1,000	0	0.0%
Christian, Donna Tracy	1,000	1,000	0	0.0%
Boykin Clark, Darlene	10,000	10,000	0	0.0%
Watkins, Clifford	4,000	4,000	0	0.0%
Cook, Wanda	1,000	1,000	0	0.0%
Crawford, Jr., Robert M.	10,000	10,000	0	0.0%
Cunningham, Donald	2,000	2,000	0	0.0%
Matthews, Curtis Glendell	2,000	2,000	0	0.0%
Curtis, Courtney	1,000	1,000	0	0.0%
Curtis, Kennard	1,000	1,000	0	0.0%
Ukah, Cynthia	200,000	75,000	125,000	0.3%
Daniels, Andrew	3,000	3,000	0	0.0%
Darden, Omissa	1,000	1,000	0	0.0%
Davidson, Meggan	1,000	1,000	0	0.0%
Davis, Jr., Charles W.	20,000	20,000	0	0.0%
Davis, Valerie	14,000	14,000	0	0.0%
Dawson, Evita S.	1,000	1,000	0	0.0%
Dean, Levorne	2,000	2,000	0	0.0%
Desmore, Lenita S.	1,000	1,000	0	0.0%
Jones, Dewanna R.	1,000	1,000	0	0.0%
Dickerson, Calvin	2,000	2,000	0	0.0%
Diggs, Johnny	500,000	75,000	425,000	1.1%
Stamp, George	2,000	2,000	0	0.0%
Eason, Robert	1,000	1,000	0	0.0%
Echols, Tiffany R/Edmonds, Paulette/Tucker, Larry	11,000	11,000	0	0.0%
Edwards, Janet A.	1,000	1,000	0	0.0%
Edwards, Kelvin D.	10,000	10,000	0	0.0%
Everett, Alina	1,500	1,500	0	0.0%
Everett, Marc	1,500	1,500	0	0.0%
Everett, Raymond	136,500	136,500	0	0.0%
Everett, Erline	1,000	1,000	0	0.0%
Everett, Jordan	2,000	2,000	0	0.0%
Everett, Lateefah	500	500	0	0.0%
Everett, Leeyah	1,000	1,000	0	0.0%
Everett, Stacey	5,000	5,000	0	0.0%
Everett, Ryan	1,000	1,000	0	0.0%
Everett, Evalini	14,000	14,000	0	0.0%
Ferguson, Cory	1,000	1,000	0	0.0%

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[Alternate Page for Resale Prospectus]

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Flen, Robert	1,000	1,000	0	0.0%
Fells, Jason Andrea	2,000	2,000	0	0.0%
Fossett, Helen B.	1,000	1,000	0	0.0%
Franklin, Eric	500	500	0	0.0%
Franklin, Jeannie	500	500	0	0.0%
Friday, George W.	1,000	1,000	0	0.0%
Gaymon, Jace Yaniz	1,000	1,000	0	0.0%
Gaymon, Tia Keels	2,000	2,000	0	0.0%
Gaymon, Yaniz	1,000	1,000	0	0.0%
Gray, Charles A.	1,500	1,500	0	0.0%
Gray, Oliver	10,000	10,000	0	0.0%
Griffith, Tiwana	1,000	1,000	0	0.0%
Griffin, Jr., John	1,000	1,000	0	0.0%
Haddock, Michael	250	250	0	0.0%
Hairston, Anthony	2,500	2,500	0	0.0%
Hansley, Eddie	5,000	5,000	0	0.0%
Hargrove, Valerie	2,000	2,000	0	0.0%
Harper, Albert L.	6,000	6,000	0	0.0%
Harris, Valerie C.	1,500	1,500	0	0.0%
Hart, Dwayne Aron	1,000	1,000	0	0.0%
Hartsfield, George M.	1,000	1,000	0	0.0%
Hayden, Francis	1,000	1,000	0	0.0%
Hayden, Lisa	1,000	1,000	0	0.0%
Johnson Sr., Henderson	3,500	3,500	0	0.0%
Hinton, Lance A.	6,200	6,200	0	0.0%
Holcomb, Andre	1,000	1,000	0	0.0%
Howerton, Earl	3,000	3,000	0	0.0%
Ramtahal, India S.	1,000	1,000	0	0.0%
Jackson, Fenicia	100	100	0	0.0%
Jackson, Sr., James/Jackson, Terrell	1,250	1,250	0	0.0%
Jackson, Ronald E.	11,000	11,000	0	0.0%
Stokes, James E.	1,000	1,000	0	0.0%
Jackson, James C./Jackson, Terrell	2,000	2,000	0	0.0%
Jackson, Sr., James C./Jackson, Jr., James C.	3,250	3,250	0	0.0%
Johnson, Dana D.	42,200	42,200	0	0.0%
Jones, John W/Decker, Marinda	26,000	26,000	0	0.0%
Johnson, Cleo O.	7,000	7,000	0	0.0%
Johnson, Malaysia	1,000	1,000	0	0.0%
Johnson, Marilyn	1,000	1,000	0	0.0%
Jones, Diane Louise/Tucker Sr., Larry Tyrone	1,000	1,000	0	0.0%
Jones, John Wesley	1,000	1,000	0	0.0%
Hance, Josh	5,500	5,500	0	0.0%
Palmer, Larry	2,500	2,500	0	0.0%
Lassalle, David	1,000	1,000	0	0.0%

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[Alternate Page for Resale Prospectus]

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Brittmon-Lewis, Patrice	5,000	5,000	0	0.0%
Banks, Linda R.	1,000	1,000	0	0.0%
Lucas, Rico	500	500	0	0.0%
Lynch, Patricia	1,000	1,000	0	0.0%
Bell, Marlon Terrell	43,000	43,000	0	0.0%
Martin, Archie	11,000	11,000	0	0.0%
McLaughlin, Wesley	1,000	1,000	0	0.0%
McPhearson, Melvin Markell	20,000	20,000	0	0.0%
Roberson-Mitchell, Derrick Maurice	21,500	21,500	0	0.0%
Mixon, LaTonya	10,000	10,000	0	0.0%
Eveillard, Monique	3,000	3,000	0	0.0%
Morgan, Merrill	1,500	1,500	0	0.0%
Moultriez, Nerina J.	10,500	10,500	0	0.0%
Nazry, Larry	200	200	0	0.0%
Newton, Joseph H.	11,000	11,000	0	0.0%
Nichols, Robert	1,500	1,500	0	0.0%
Bridges, Orlando C.	2,000	2,000	0	0.0%
Parham, Barry	69,000	69,000	0	0.0%
Parham, James Barry	52,000	52,000	0	0.0%
Patterson, Scott	1,000	1,000	0	0.0%
Payton, Stacey	1,000	1,000	0	0.0%
Smith, Peggy	1,000	1,000	0	0.0%
Perry, Richard	1,000	1,000	0	0.0%
Prewitt, Jr., Rice	13,200	13,200	0	0.0%
Abdur-Rahman, Qahir/Shamsiddeen, Mahasin	2,000	2,000	0	0.0%
Pate, Quatrella	750,000	115,000	635,000	1.7%
Austin, Quentin	2,000	2,000	0	0.0%
Carrier, Quinten Jordan	1,000	1,000	0	0.0%
Ramtahal, Eldred K.	8,900	8,900	0	0.0%
Reed, Jr., Myles L.	2,000	2,000	0	0.0%
Rhoden, Chris A.	1,000	1,000	0	0.0%
Ring, Jonathan	40,000	10,000	30,000	0.1%
Payne, Roberta	400,000	250,000	150,000	0.4%
Robinson, Angel	1,000	1,000	0	0.0%
Robinson, Bruce	500	500	0	0.0%
Robinson, Kevin	10,000	10,000	0	0.0%
Robinson, Tiffany Shevonne	1,000	1,000	0	0.0%
Roman, Louis	15,000	15,000	0	0.0%
Ruffin, Malachi	1,000	1,000	0	0.0%
Ruffin, Terrance	1,000	1,000	0	0.0%
Sanks, Terry	10,000	10,000	0	0.0%
Scott, Jeffrey	1,000	1,000	0	0.0%
Scott, Jennifer	1,000	1,000	0	0.0%
Shaw, Oliver	4,000	4,000	0	0.0%
Sherman, Darius	100	100	0	0.0%

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[Alternate Page for Resale Prospectus]

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Johnson, Sherrie Laverne	10,100	10,100	0	0.0%
Singfield, Marie	1,000	1,000	0	0.0%
Singleton, Marsha	500	500	0	0.0%
Smith, Kevin Marcel	1,000	1,000	0	0.0%
Smith, Lorretta	6,000	6,000	0	0.0%
Smith, Maliha Tonee’	1,000	1,000	0	0.0%
Smith, William	4,000	4,000	0	0.0%
Snider, John E.	1,000	1,000	0	0.0%
Flobert, Stan	51,500	51,500	0	0.0%
Stubbs, Duane	152,000	152,000	0	0.0%
Stubbs, Duane/Holmes, Emerie B.	1,000	1,000	0	0.0%
Stubbs, Duane/Smith, Hunter Sims	1,000	1,000	0	0.0%
Stubbs, Duane/Eaddy, Kennedy V.	1,000	1,000	0	0.0%
Sweitzer, Elaine	25,000	25,000	0	0.0%
Sweitzer, Keith	45,000	45,000	0	0.0%
Swilley, Stefford	16,000	16,000	0	0.0%
Giscombe, Tanya-Lee	1,000	1,000	0	0.0%
Taylor, Denice	8,000	8,000	0	0.0%
Taylor, James	2,500	2,500	0	0.0%
Thomas, Landie	7,500	7,500	0	0.0%
Thweatt, Elliott	49,000	49,000	0	0.0%
Jones, Timothy Lawrence	11,000	11,000	0	0.0%
Ramtahal, Tresca	1,000	1,000	0	0.0%
Tucker, Devonte Arkeis	1,000	1,000	0	0.0%
Tucker, Gary Lamont	1,000	1,000	0	0.0%
Tucker Jr., Larry Tyrone	1,000	1,000	0	0.0%
Tucker Sr., Larry tyrone	75,100	75,100	0	0.0%
Tucker, Patricia Bonner	1,000	1,000	0	0.0%
Tucker, Raphael Raymone/Tucker Sr., Larry Tyrone	1,000	1,000	0	0.0%
Turrentime, Kimberly	1,000	1,000	0	0.0%
Valentine, Marie Rodriguez	2,000	2,000	0	0.0%
Vanterpool, Darryl	1,000	1,000	0	0.0%
Vargas, Denise	1,500	1,500	0	0.0%
Williams Sr., Vernon L.	2,100	2,100	0	0.0%
Walker, Robin	1,000	1,000	0	0.0%
Stovall, Wanda G.	1,000	1,000	0	0.0%
Washington, Pamela	500	500	0	0.0%
Washington, Wayne	1,000	1,000	0	0.0%
Wells Sr., Alvin C.	1,000	1,000	0	0.0%
Wells, Jacqueline	1,000	1,000	0	0.0%
Whitehead, Linda Anne	202,000	202,000	0	0.0%
Whitt, Reginald	250	250	0	0.0%
Whitt, Wendell	50	50	0	0.0%
Whitt, Zanette	50	50	0	0.0%
Wilham, Anthony	2,000,000	250,000	1,750,000	4.6%

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[Alternate Page for Resale Prospectus]

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering	Number of Shares Offered by Selling Stockholder	Common Stock Beneficially Owned After this Offering (1)
			# of Shares	% of Class
Robinson, William	50,000	50,000	0	0.0%
Williams, Aaron Deon	1,500	1,500	0	0.0%
Williams, Ellis E.	6,500	6,500	0	0.0%
Williams, John	2,000	2,000	0	0.0%
Wills, Charles	1,000	1,000	0	0.0%
Winfield Jr., Joseph	60,000	60,000	0	0.0%
Carrier, Winifred Rachelle	1,000	1,000	0	0.0%
Wood, Laurel	1,000	1,000	0	0.0%
Wood, Trey	500	500	0	0.0%
Bates-Wright, Deborah	1,000	1,000	0	0.0%
Wright, Nathan	1,000	1,000	0	0.0%
Williams, Yvette	1,000	1,000	0	0.0%
Daniels, Zaneta A.	17,000	17,000	0	0.0%
Faniel, Evalani	14,000	14,000	0	0.0%
Williams, Carol	20,000	20,000	0	0.0%

Total	5,665,550	2,550,550	3,115,000	8.2%

__________________

(1)Assumes all of the shares of common stock offered by the Selling Stockholders pursuant to the Resale Prospectus are sold. Based on 37,880,000 shares of common stock issued and outstanding as of January 30, 2025.

(2)The Company believes that ______________ is the beneficial owner of Cajun Connection Collaborative, LLC.

We may require the Selling Stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

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[Alternate Page for Resale Prospectus]

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales will occur at a fixed price of $6.00 per share until our common stock is quoted on the OTCQB or OTCQX marketplace, or listed on a national securities exchange. Thereafter, these sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•an exchange distribution in accordance with the rules of the applicable exchange;

•privately negotiated transactions;

•settlement of short sales;

•in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•a combination of any such methods of sale; or

•any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders, or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser, in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of our common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of our common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in

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this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of our common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to us that it acquired the securities subject to this prospectus in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each Selling Stockholder that it may not use shares registered on this prospectus to cover short sales of our common stock made prior to the date on which this prospectus shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of our common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the common stock covered by this prospectus will be passed upon by The Law Offices of Thomas C. Cook.

Alt-11

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling stockholder, who is an underwriter in connection with their offering of shares.  The estimated expenses of issuance and distribution are set forth below:

Nature of Expenses:

U.S. Securities and Exchange Commission Registration Fee	$3,663.42
Legal Fees and Expenses*	$75,000
Nasdaq Listing Fee	$75,000
FINRA Filing Fee*	$2,000
Accounting Fees and Expenses*	$10,000
Transfer Agent Fees*	$2,500
Miscellaneous Fees and Expenses*	$10,000
Printing*	$2,500

Total Expenses	$180,663.42

*Estimated Expenses

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.  Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

We do not carry or maintain any insurance coverage for the benefit of your officers and directors at this time.   Our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we issued the following securities, which were not registered under the Securities Act.

During the month of November, 2022, the Company sold 3,000 shares of common stock at $1.00 per share to 3 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about November 10, 2022, the Company issued 30,000,000 shares of common stock to its founder and CEO, Darryl Payne, in consideration of founding services valued at $300,000.   On or about November 10, 2022, the Company issued 2,000,000 shares of Company common stock to Anthony Wilham. in consideration of consulting services to the Company.

During the month of December, 2022, the Company sold 25,000 shares of common stock at $1.00 per share to 8 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.

During the month of January, 2023, the Company sold 50,500 shares of common stock at $1.00 per share to 13 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about January 17, 2023, the Company issued 50,000 shares of common stock to Steve Young, in consideration of founding services valued at $5,000.

During the month of February, 2023, the Company sold 22,000 shares of common stock at $1.00 per share to 11 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.

During the month of March, 2023, the Company sold 75,000 shares of common stock at $1.00 per share to 16 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of March, 2023, the Company issued 69,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of April, 2023, the Company sold 39,000 shares of common stock at $1.00 per share to 12 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of April, 2023, the Company issued 31,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of May, 2023, the Company sold 50,500 shares of common stock at $1.00 per share to 37 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about May 1, 2023, the Company issued 200,000 shares of Company common stock to Cynthia Ukah, 500,000 shares of

Company common stock to Johnny Diggs, and 750,000 shares of Company common stock to Quatrella Pate. in consideration of services to the Company.  On or about May 1, 2023, the Company issued 400,000 shares of common stock to Roberta Payne, 500,000 shares of common stock to De’ Jor Payne, 500,000 shares of common stock to Jeanne Payne, 500,000 shares of common stock to Starsha Payne, and 2,100,000 shares of common stock to Thelma Payne, in consideration of founding services.  During the month of May, 2023, the Company issued 14,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of June, 2023, the Company sold 57,200 shares of common stock at $1.00 per share to 14 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of June, 2023, the Company issued 25,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of July, 2023, the Company sold 77,500 shares of common stock at $1.00 per share to 30 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about July 21, 2023, the Company issued 500 shares of common stock to Deborah A. Schrodt, in consideration of founding services.  During the month of July, 2023, the Company issued 49,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of August, 2023, the Company sold 21,000 shares of common stock at $1.00 per share to 10 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about August 15, 2023, the Company issued 5,000 shares of common stock to Deborah A. Schrodt, in consideration of founding services.  During the month of August, 2023, the Company issued 25,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of September, 2023, the Company sold 85,000 shares of common stock at $1.00 per share to 24 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about September 22, 2023, the Company issued 10,000 shares of Company common stock to Oliver Gray. in consideration of consulting services to the Company.  During the month of September, 2023, the Company issued 60,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of October, 2023, the Company sold 76,000 shares of common stock at $1.00 per share to 11 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of October, 2023, the Company issued 22,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of November, 2023, the Company sold 19,500 shares of common stock at $1.00 per share to 6 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of November, 2023, the Company issued 22,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of December, 2023, the Company sold 42,000 shares of common stock at $1.00 per share to 7 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering  During the month of December, 2023, the Company issued 30,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of January, 2024, the Company sold 94,000 shares of common stock at $1.00 per share to 27 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of January, 2024, the Company issued 49,500 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of February, 2024, the Company sold 163,200 shares of common stock a $1.00 per share to 11 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of February, 2024, the Company issued 74,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of March, 2024, the Company sold 13,000 shares of common stock at $1.00 per share to 8 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of March, 2024, the Company issued 11,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of April, 2024, the Company sold 19,000 shares of common stock at $1.00 per share to 10 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of April, 2024, the Company issued 10,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of May, 2024, the Company sold 71,300 shares of common stock at $1.00 per share to 13 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of May, 2024, the Company issued 33,500 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of June, 2024, the Company sold 138,000 shares of common stock at $1.00 per share to 20 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of June, 2024, the Company issued 25,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of July, 2024, the Company sold 239,500 shares of common stock at $1.00 per share to 23 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of July, 2024, the Company issued 113,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of August, 2024, the Company sold 36,000 shares of common stock at $1.00 per share to 14 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about August 29, 2024, the Company issued 1,000 shares of Company common stock to Willie C. Bennett. in consideration of consulting services to the Company.  During the month of August, 2024, the Company issued 11,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of September, 2024, the Company sold 68,500 shares of common stock at $1.00 per share to 7 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  On or about September 12, 2024, the Company issued 10,000 shares of Company common stock to Terry M. Sacks. in consideration of legal services to the Company.  During the month of September, 2024, the Company issued 36,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of October, 2024, the Company sold 189,900 shares of common stock at $1.00 per share to 28 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of October, 2024, the Company issued 90,000 shares of common stock to Daryll Johnson, in consideration of founding services.

During the month of November, 2024, the Company sold 15,250 shares of common stock at $1.00 per share to 3 investors, all of whom were third parties.  These shares were sold pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation in the offering, the investors were accredited, and the transaction did not involve a public offering.  During the month of November, 2024, the Company issued 8,000 shares of common stock to Daryll Johnson, in consideration of founding services.

The foregoing shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as there was no general solicitation, and the transactions did not involve a public offering.

No underwriter was engaged in connection with the foregoing sales of securities. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals purchasing securities represented that they were accredited investors, acquiring the shares for investment and without a view to the distribution thereof. At the time of issuance, all of the foregoing securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing such securities bore legends to that effect.

EXHIBITS

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

			Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date
3.1	Articles of Incorporation, as currently in effect		S-1		3.1	01-31-2025
3.2	Bylaws, as currently in effect		S-1/A		3.2	03-31-2025
5.1	Opinion of Thomas C. Cook, Esq., regarding the legality of the securities being registered		S-1/A		5.1	04-04-2025
10.1	Employment Agreement by and between the Company and Darryl Payne		S-1/A		10.1	03-31-2025
23.1	Consent of Suri & Co., Chartered Accountants	X
23.2	Consent of Law Offices of Thomas C. Cook, Ltd (contained in Exhibit 5.1)		S-1/A		5.1	04-04-2025
23.3	Consent of Okechukwu Ukah		S-1/A		23.3	04-04-2025
23.4	Consent of Dr. Marshall Thompson		S-1/A		23.4	04-04-2025
107.1	Filing Fee Table		S-1		FILING FEES	01-31-2025

UNDERTAKINGS

We hereby undertake to:

(1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

      (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

 (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, and the State of Nevada.

Date: April 8, 2025	TV CHANNELS NETWORK INC.

By: /s/ Darryl Payne
Darryl Payne Chief Executive Officer, President and Director Principal Executive, Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darryl Payne Darryl Payne	Chief Executive Officer and Director	April 8, 2025

/s/ Darryl Johnson Darryl Johnson	Director	April 8, 2025

/s/ Steven George Steven George	Director	April 8, 2025